                                                                   EXHIBIT 10.25


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================================================================================


                          THIRD AMENDED AND RESTATED

                       ABT BUILDING PRODUCTS CORPORATION

                               CREDIT AGREEMENT

                                     WITH

                            COMERICA BANK, AS AGENT

                 FIRST UNION NATIONAL BANK OF NORTH CAROLINA,

                            AS DOCUMENTATION AGENT

                                      AND

                        HARRIS TRUST AND SAVINGS BANK,

                             AS SYNDICATION AGENT

                                      AND

                           THE "BANKS" PARTY HERETO

                          DATED AS OF MARCH 11, 1997


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                                      -1-

                               TABLE OF CONTENTS
                               -----------------

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1.   DEFINITIONS................................................................     1

2.   THE INDEBTEDNESS: REVOLVING CREDIT AND BID LOANS...........................    22
     2.1   Revolving Credit Commitment..........................................    22
     2.2   Type of Loan and Maturity............................................    23
     2.3   Requests for Revolving Credit Loans..................................    23
     2.4   Disbursement of Loans................................................    24
     2.5   Revolving Credit Facility Fee........................................    25
     2.6   Optional Reduction or Termination of Revolving Credit Commitment.....    25
     2.7   Purpose of Revolving Credit Loans....................................    26
     2.8   Bid Rate Loans.......................................................    26
           (a)  The Bid Rate Option.............................................    26
           (b)  Bid Quote Request...............................................    27
           (c)  Bid Invitation..................................................    27
           (d)  Submission and Contents of Bid Quotes...........................    27
           (e)  Notice to and Acceptance........................................    28
           (f)  Notice to and Funding by Banks..................................    29
           (g)  Allocation by Agent.............................................    29
           (h)  Bid Loan Records................................................    29
     2.9   Currency Appreciation; Reduction of Indebtedness.....................    30
     2.10  Extensions of Revolving Credit Maturity Date.........................    30
           (a)  Extension Request...............................................    30
           (b)  Responses to Extension Request..................................    30
           (c)  Notice of Consents..............................................    30
           (d)  Non-Consenting Banks............................................    30
           (e)  Extension Denial................................................    31
           (f)  Extension Consent...............................................    31

3.   LETTERS OF CREDIT..........................................................    31
     3.1   Letters of Credit....................................................    31
     3.2   Conditions to Issuance...............................................    31
     3.3   Participations in Letters of Credit..................................    33
     3.4   Letter of Credit Fees................................................    33
     3.5   Issuance Fees........................................................    33
     3.6   Draws Under Letters of Credit........................................    34
     3.7   Funding of Letter of Credit Payment as Advance.......................    35
     3.8   Obligations Irrevocable..............................................    35
     3.9   Risk Under Letters of Credit.........................................    36
     3.10  Indemnification......................................................    38
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                                      -i-
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     3.11  Right of Reimbursement...............................................    38

4.   THE INDEBTEDNESS: SWING LOAN...............................................    38
     4.1   Swing Loan...........................................................    38
     4.2   Type of Loan and Maturity............................................    38
     4.3   Requests for Swing Loans.............................................    39
     4.4   Disbursement of Swing Loans..........................................    39
     4.5   Swing Loan Refunding.................................................    40

5.   THE INDEBTEDNESS: LINE OF CREDIT LOANS.....................................    40
     5.1   Line of Credit Commitment............................................    40
     5.2   Type of Loan and Maturity............................................    41
     5.3   Requests for Line of Credit Loans....................................    41
     5.4   Disbursement of Loans................................................    42
     5.5   Line of Credit Facility Fee..........................................    42
     5.6   Optional Reduction or Termination of Line of Credit Commitment.......    43
     5.7   Purpose of Line Credit Loans.........................................    43
     5.8   Extensions of Line of Credit Maturity Date...........................    43
           (a)  Extension Request...............................................    43
           (b)  Responses to Extension Request..................................    44
           (c)  Notice of Consents..............................................    44
           (d)  Non-Consenting Banks............................................    44
           (e)  Extension Denial................................................    44
           (f)  Extension Consent...............................................    44

6.   TERM LOAN
     6.1   Term Loan Repayment..................................................    45
                                                                                    45
7.   INTEREST, FEE AND INTEREST CALCULATION, INTEREST PERIODS,
     CONVERSIONS, PREPAYMENTS
     7.1   Interest.............................................................    45
     7.2   Calculations.........................................................    45
     7.3   Conversion and Renewal of Loans......................................    45
     7.4   Prepayments..........................................................    45
                                                                                    46
8.   SPECIAL PROVISIONS FOR LOANS.............................
     8.1   Reimbursement of Prepayment Costs....................................    47
     8.2   Agent's Eurocurrency Lending Office..................................    47
     8.3   Circumstances Affecting Eurocurrency-based Availability..............    47
     8.4   Laws Affecting Eurocurrency-based Loan Availability..................    47
     8.5   Increased Costs......................................................    48
                                                                                    48
9.   PAYMENTS
     9.1   Payment Procedure....................................................    49
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                                     -ii-
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     9.2    Application of Proceeds.............................................    50
     9.3    Pro-rata Recovery...................................................    50
     9.4    Deposits and Accounts...............................................    51
     9.5    Net Payments........................................................    51
     9.6    Tax Treaty Certificate..............................................    52
     9.7    Defaulting Banks....................................................    52
     9.8    Availability of Alternative Currency................................    53
     9.9    Refunding Advances in Same Currency.................................    54
     9.10   Judgment Currency...................................................    54

10.  CONDITIONS.................................................................    54
     10.1   Conditions Precedent To Initial Loans and Closing Date..............    54
            (a)  Execution of Notes and This Agreement..........................    54
            (b)  Corporate Authority............................................    54
            (c)  Opinion of Counsel.............................................    55
            (d)  Other Documents................................................    55
            (e)  Representations and Warranties - All Parties...................    55
            (f)  Compliance with Certain Documents and Agreements...............    55
            (g)  No Default.....................................................    55
            (h)  Payment of Agent's and Other Fees..............................    56
            (i)  Environmental Reports..........................................    56
            (j)  Other Documents and Instruments................................    56
     10.2   Conditions Precedent to All Loans...................................    56
            (a)  Effectiveness..................................................    56
            (b)  No Default; Representations and Warranties.....................    56
            (c)  Adverse Change, etc............................................    56
            (d)  Enforceability of Documents....................................    56

11.  REPRESENTATIONS AND WARRANTIES.............................................    57
     11.1   Corporate Status....................................................    57
     11.2   Corporate Power and Authority; Business.............................    57
     11.3   No Violation........................................................    57
     11.4   Litigation..........................................................    58
     11.5   Use of Proceeds.....................................................    58
     11.6   Governmental Approvals, etc.........................................    58
     11.7   Investment Company Act..............................................    58
     11.8   Public Utility Holding Company Act..................................    58
     11.9   True and Complete Disclosure........................................    59
     11.10  Financial Statements................................................    59
     11.11  Security Interests..................................................    59
     11.12  Tax Returns and Payments............................................    59
     11.13  ERISA...............................................................    59
     11.14  Subsidiaries........................................................    60
     11.15  Patents, etc........................................................    60
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                                     -iii-
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     11.16  Compliance with Laws, etc............................................    60
     11.17  Properties...........................................................    61
     11.18  Collective Bargaining Agreements.....................................    61
     11.19  Indebtedness Outstanding.............................................    61
     11.20  Environmental Protection.............................................    61

12.  AFFIRMATIVE COVENANTS.......................................................    63
      12.1  Reporting Requirements Covenants.....................................    63
      12.2  Books, Records and Inspections.......................................    65
      12.3  Maintenance of Property; Insurance...................................    65
      12.4  Payment of Taxes.....................................................    66
      12.5  Corporate Franchises.................................................    66
      12.6  Compliance with Statutes, etc........................................    66
      12.7  ERISA................................................................    66
      12.8  Performance of Obligations...........................................    67
      12.9  End of Fiscal Years; Fiscal Quarters.................................    67
     12.10  Environmental Events.................................................    67
     12.11  Restricted Subsidiary Documents......................................    68

13.  NEGATIVE COVENANTS..........................................................    68
      13.1  Changes in Business..................................................    68
      13.2  Liens................................................................    68
      13.3  Indebtedness.........................................................    69
      13.4  Financial Covenants..................................................    70
      13.5  ERISA................................................................    70
      13.6  Merger and Consolidations............................................    71
      13.7  Sale and Lease-Backs.................................................    71
      13.8  Sale or Discount of Receivables......................................    72
      13.9  Acquisitions.........................................................    72
     13.10  Indemnification Agreement............................................    72
     13.11  Contingent Obligations...............................................    72
     13.12  Non-Restricted Amount................................................    73
     13.13  Changes to Permitted Bond Financing and Permitted Private
            Placement Debt.......................................................    73
     13.14  Use of Loan Proceeds.................................................    74

14.  DEFAULTS....................................................................    74
      14.1  Events of Default....................................................    74
      14.2  Exercise of Remedies.................................................    76
      14.3  Waiver of Defaults...................................................    77

15.  AGENT.......................................................................    77
     15.1  Appointment of Agent and Co-Agents....................................    77
     15.2  Deposit Account with Agent............................................    77
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     15.3   Exculpatory Provisions.......................................................    78
     15.4   Successor Agents.............................................................    78
     15.5   Right of Agent and Co-Agent as Banks.........................................    78
     15.6   Credit Decisions.............................................................    78
     15.7   Notices by Agent.............................................................    78
     15.8   Agent's Fees.................................................................    78
     15.9   Nature of Agency.............................................................    79
     15.10  Actions; Confirmation of Agent's Authority to Act in Event of Default........    79
     15.11  Authority of Agent to Enforce Notes And This Agreement.......................    79
     15.12  Co-Agents....................................................................    79

16.  MISCELLANEOUS.......................................................................    79
     16.1   Law of Michigan; Submission to Jurisdiction..................................    79
     16.2   Agent's Costs and Expenses...................................................    80
     16.3   Notices......................................................................    80
     16.4   Further Action...............................................................    80
     16.5   Successors and Assigns.......................................................    81
            (a)  Assignments.............................................................    81
            (b)  Participations..........................................................    81
     16.6   Indulgence...................................................................    82
     16.7   Counterparts.................................................................    82
     16.8   Entire Agreement; Amendments; Waivers; Consents..............................    82
     16.9   Confidentiality..............................................................    84
     16.10  Interest.....................................................................    84
     16.11  Jury Waiver..................................................................    85
     16.12  Effective Upon Execution.....................................................    85

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

                                   SCHEDULES
                                   ---------


1.79   Margins

1.91   Percentages

1.94   Permitted Bond Financing

1.96   Permitted Borrower Maximums

11.4   Litigation

11.16  Compliance with Laws

11.18  Collective Bargaining Agreements

11.20  Environmental Matters

                                   EXHIBITS
                                   --------


Exhibit "A" - Form of Assignment Agreement

Exhibit "B" - Form of Bid Acknowledgement

Exhibit "C" - Form of Bid Notes

Exhibit "D" - Form of Bid Quote

Exhibit "E" - Form of Bid Quote Request

Exhibit "F" - Form of Extension Request

Exhibit "G" - Form of Letter of Credit Notice

Exhibit "H" - Form of Line of Credit Notes

Exhibit "I" - Form of Request for Line of Credit Loan

Exhibit "J" - Form of Request for Revolving Credit Loan

Exhibit "K" - Form of Request for Swing Loan

Exhibit "L" - Form of Revolving Credit Notes

Exhibit "M" - Form of Swing Loan Note

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                  -------------------------------------------


     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, made as of the 11th day of March, 1997, between ABT BUILDING PRODUCTS CORPORATION, a Delaware corporation, ABTCO, INC., a Delaware corporation, ABT CANADA, LTD., a Nova Scotia corporation, and KENTECH PLASTICS, INC., a Delaware corporation, each of the financial institutions now or hereafter a "Bank" hereunder, COMERICA BANK, as agent for the Banks and, FIRST UNION NATIONAL BANK OF NORTH CAROLINA, in its capacity as documentation agent for the Banks hereunder and HARRIS TRUST AND SAVINGS BANK, in its capacity as syndication agent for the Banks hereunder.

     WHEREAS, Company and the Permitted Borrowers have requested Agent and the Banks to: (a) provide Company and the Permitted Borrowers a credit facility in the form of a continuing revolving credit facility in the aggregate maximum amount of One Hundred Seventy Five Million Dollars ($175,000,000), together with options under the revolving credit facility to: (i) obtain letters of credit from time to time (as a component of, and not in addition to, the maximum amount of the requested revolving credit facility) in the aggregate maximum face amount of Fifty Million Dollars ($50,000,000); and (ii) incur up to Ten Million Dollars ($10,000,000) of indebtedness under a swing loan facility (as a component of, and not in addition to, the maximum amounts of the requested revolving credit facility), (b) provide Company with a credit facility in the form of a line of credit in the aggregate maximum amount of Twenty Five Million Dollars ($25,000,000); and (c) incorporate hereunder the term loan made by certain of the Banks in the principal amount of Fifty Million Dollars ($50,000,000) originally borrowed by Company from certain of the Banks under the Prior Agreement (defined herein).

     WHEREAS, Agent and the Banks are willing to do so, but only on the terms and conditions of this Agreement;

     NOW, Therefore, Agent, Banks, Company and Permitted Borrowers agree the Prior Agreement is hereby amended and restated as follows:

1.   DEFINITIONS
     -----------

     For the purposes of this Agreement the following terms (when capitalized) will have the following meanings:

     1.1 "ABT" shall mean ABTco, Inc., a Delaware corporation and wholly owned Subsidiary of Company.

     1.2 "ABT Canada" shall mean ABT Canada, Ltd., a Nova Scotia corporation and wholly owned Subsidiary of Company.

     1.3 "ABT Export" shall mean ABT Export Company, a United States Virgin Islands corporation and wholly owned Subsidiary of ABT.

     1.4 "Adjusted Percentage" shall mean, as of any date, with respect to each Bank, the percentage determined by dividing:

          (a) (i) the Percentage of Revolving Credit in effect on such day for such Bank, minus (ii) the principal amount of any Bid Loans then owing to such Bank; by

          (b) the amount by which: (i) the Revolving Credit Commitment in effect on such day exceeds; (ii) the aggregate principal amount of all Bid Loans outstanding on such date.

     1.5 "Adjusted Tangible Net Worth" shall mean the Tangible Net Worth of Company and its Subsidiaries or (where the context so indicates) Company and the Restricted Subsidiaries plus the lesser of (i) Twenty Nine Million Two Hundred Forty Two Thousand Dollars ($29,242,000), or (ii) the aggregate purchase price paid by Company for repurchases of shares of its common capital stock subsequent to March 31, 1994, to the extent and so long as such shares are held by Company as treasury shares.

     1.6 "Advance" shall mean a borrowing requested by Company or a Permitted Borrower and made by the Banks under this Agreement (or in the case of the Swing Loans, made by Agent) (including any refunding or conversion of such borrowings pursuant to Section 7.3 hereof) and shall include a borrowing pursuant to
Section 3.6 hereof, whether or not requested by Company.

     1.7 "Agent" shall mean Comerica Bank in its capacity as Agent hereunder or any successor appointed in accordance with Section 15.4 hereof.

     1.8 "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 10.1(h) hereof.

     1.9 "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the Federal Funds Effective Rate in effect on such day plus one percent (1%).

     1.10 "Alternative Currency" shall mean:

          (a)  in the case of Advances, Canadian Dollars;

          (b) in the case of Letters of Credit, Canadian Dollars and Austrian Schillings; and

          (c) in all cases, any other currency other than Dollars approved in writing by all of the Banks.

     1.11 "Annual Debt Service" shall mean, as of the last day of each fiscal quarter, for the four quarters immediately preceding the calculation thereof, the sum of interest charged or incurred on Indebtedness plus all amounts required for mandatory repayment of principal of and premium on Indebtedness (whether by operation of sinking fund or otherwise and including, without limitation, current maturities of long-term Indebtedness), for the Company and the Subsidiaries, or (where the context so indicates) Company and the Restricted Subsidiaries, all determined in accordance with GAAP on a Consolidated basis.

     1.12 "Applicable Interest Rate" shall mean:

          (a) with respect to Revolving Credit Loans denominated in Dollars and Line of Credit Loans, the Eurocurrency-based Rate or the Prime-based Rate as selected by Company or (if applicable) a Permitted Borrower from time to time or otherwise determined pursuant to the terms and conditions of this Agreement;

          (b) with respect to Revolving Credit Loans denominated in any Alternative Currency, the Eurocurrency-based Rate therefor as selected by Company or (if applicable) a Permitted Borrower, from time to time;

          (c) with respect to any Swing Loan, the Swing Loan Quoted Rate, if such a rate was quoted by Agent and accepted by Company for the relevant Advance and, in each other case, the Prime-based Rate;

          (d)  with respect to any Bid Loan, the Bid Rate therefor; and

          (e) with respect to the Term Loan, seven and 99/100ths percent (7.99%) per annum.

     1.13 "Assignment Agreement" shall mean an assignment agreement executed by a Bank and delivered to Agent pursuant to Section 16.5(a) hereof, in the form attached as Exhibit "A" hereto.

     1.14 "Banks" shall mean each financial institution party hereto and each financial institution which hereafter becomes party hereto pursuant to Section 16.5(a) and their respective successors and assigns.

     1.15 "Base Tangible Net Worth" shall mean:

          (a) Ninety Four Million Seven Hundred Fifty Six Thousand Dollars ($94,756,000), plus

          (b) fifty percent (50%) of the Net Income (if positive) of the Company and the Subsidiaries, or (where the context so indicates) Company and the Restricted Subsidiaries, on a Consolidated basis, earned in each fiscal quarter subsequent to the fiscal quarter ending December 31, 1996.

     1.16 "Bid Acknowledgement" shall mean the acknowledgement and acceptance of Bid Quotes by Company or (if applicable) a Permitted Borrower in the form attached as Exhibit "B" hereto.

     1.17 "Bid Loan" shall mean any Loan that is made by one or more of the Banks pursuant to a Bid Quote and any "Bid Loan" made pursuant to the Prior Agreement which remains outstanding as of the Closing Date.

     1.18 "Bid Loan Maximum" shall mean, as of any date, the lesser of: (i) One Hundred Million Dollars ($100,000,000); or (ii) the Revolving Credit Commitment in effect on such date.

     1.19 "Bid Notes" shall mean the promissory notes of the Company and the Permitted Borrowers evidencing Bid Loans, in substantially the form annexed hereto as Exhibit "C" hereto made: (i) in the case of Company's Bid Notes, to each Bank in an amount equal to each Bank's respective Percentage of the Revolving Credit Commitment in effect on the Closing Date, and (ii) in the case of any Permitted Borrower's Bid Notes, to each Bank in an amount equal to the lesser of: (x) the Percentage of Revolving Credit applicable to such Bank, or
(y) the Permitted Borrower Maximum for the Revolving Credit Commitment applicable to such Permitted Borrower.

     1.20 "Bid Quote" shall mean an offer by a Bank to make a Bid Loan in the form attached as Exhibit "D" hereto.

     1.21 "Bid Quote Request" shall mean any request for Bid Quotes made by the Company or a Permitted Borrower in the form attached as Exhibit "E" hereto.

     1.22 "Bid Rate" shall mean, with respect to any Bid Loan, the rate of interest (which may be a Eurocurrency-based Rate) offered by a Bank or Banks with respect thereto and accepted by Company or the applicable Permitted Borrower pursuant to Section 2.8 hereof.

     1.23 "Bond Pledge Agreement" shall mean a pledge agreement executed and delivered by ABT to the Issuing Bank issuing the Letter of Credit related to the Permitted Bond Financing, pledging to such Issuing Bank (for itself and on behalf of the Banks) any bonds purchased under certain circumstances with proceeds of drawings under such Letter of Credit.

     1.24 "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in dollar deposits in the interbank market) in Detroit and London.

     1.25 "Capital Expenditures" shall mean, for any period of determination thereof, the aggregate gross expenditures during that period, in the property, plant or equipment reflected in the balance sheets of Company and its Subsidiaries, in conformity with GAAP on a consolidated basis, or (where the context so indicates) Company and the Restricted Subsidiaries, on a similar basis of calculation, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (i) financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) financed with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) to the extent financed with trade-in credits in connection with acquisitions of equipment or fixed assets purchased simultaneously with such trade-in; provided that Capital Expenditures shall not include, (w) the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) or of substantially all of the assets of a business or of a division of a business as a going concern, (x) expenditures of up to Sixty Million Dollars ($60,000,000) in aggregate amount connected with the North Carolina Initial Project to the extent expended on or before December 31, 1997, (y) expenditures of up to Forty Seven Million Dollars ($47,000,000) in aggregate amount connected with the North Carolina Second Project to the extent expended on or before eighteen (18) months after commencement of construction of the North Carolina Second Project, and provided that no expenditures on the North Carolina Second Project in excess of up to Two Million Dollars ($2,000,000) in engineering costs may be incurred until after the delivery to the Agent and the Banks of the report required pursuant to Section 12.1(h) hereof, and (z) expenditures of up to Twenty Million Dollars ($20,000,000) in aggregate amount connected with the Mississippi Project to the extent expended on or before December 31, 1998.

     1.26 "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three (3) years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Corporation ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one (1) year from the date of acquisition,
(iii) U.S. dollar denominated time deposits, certificates of deposit, eurodollar investments, investment accounts and bankers' acceptances of any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), with maturities of not more than six (6) months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with any Bank or any primary dealer maturing within one (1) year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     1.27 "Closing Date" shall mean the date, on or before March 11, 1997, on which the conditions of Section 10.1 hereof have been satisfied.

     1.28 "Commitments" shall mean, collectively, the Line of Credit Commitment and Revolving Credit Commitment.

     1.29 "Company" shall mean ABT Building Products Corporation, a Delaware corporation (formerly known as ABT Holdings Corporation).

     1.30 "Consolidated" shall mean, when used with reference to any financial information (or when used as a part of any defined term or statement pertaining to any financial condition) the accounts of Company and the Subsidiaries or (where the context so indicates) Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     1.31 "Co-Agents" shall mean First Union National Bank of North Carolina in its capacity as documentation agent for the Banks hereunder and Harris Trust and Savings Bank in its capacity as syndication agent for the Banks hereunder or any successor to either of them appointed in accordance with Section 15.4 hereof.

     1.32 "Default" shall mean an event, occurrence or circumstance which, with the giving of notice and/or passage of time, would constitute an Event of Default.

     1.33 "Defaulting Bank" shall mean any Bank, which, during any time when the conditions to an Advance requested pursuant to Section 2.3 or 5.3 have been satisfied, shall have failed to fund its portion of any duly requested Advance, or shall have notified Agent that it does not intend to fund its portion of such an Advance, until such failure to fund is cured or notice withdrawn and (if applicable) it shall have paid the interest payable with respect to such failure, as required by Section 2.4 and 5.4 (as applicable).

     1.34 "Default Rate" shall mean:

          (a) with respect to any Advance which is not a Term Loan (i) from the date that the Default Rate becomes applicable thereto, until the last day of the then existing Interest Period therefor, the Applicable Interest Rate therefor plus three percent (3%) per annum, and (ii) thereafter, the Prime-based Rate plus three percent (3%); and

          (b) with respect to the Term Loan, ten and 99/100ths percent (10.99%) per annum.

     1.35 "Documents" shall mean collectively, this Agreement, any Notes, the Guaranties, the Pledge, any Letter of Credit Agreements, and any other documents, instruments or agreements now or hereafter executed pursuant to or in connection with any such document or instrument.

     1.36 "Dollar Amount" shall mean (i) with respect to each Advance made or carried (or to be carried) in Dollars, or Letter of Credit denominated in Dollars, the principal amount or (in the case of a Letter of Credit) the face amount thereof and (ii) with respect to each Advance made or carried (or to be made or carried) in an Alternative Currency or Letter of Credit to be denominated in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance or (in the case of a Letter of Credit) the face amount thereof, at the spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days before such Advance is made or Letter of Credit is issued, as such Dollar Amount may be adjusted from time to time pursuant to Section 2.9 or 9.10 hereof. When used with respect to any Alternative Currency portion of an Advance being repaid or Advance or Letter of Credit remaining outstanding at any time, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or face amount of such Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time.

     1.37 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     1.38 "Earnings Available for Debt Service" shall mean, as of the last day of each fiscal quarter, for the four fiscal quarters preceding any calculation thereof, EBITDA minus the Capital Expenditures of Company and the Subsidiaries or (where the context so indicates) Company and the Restricted Subsidiaries, for such period.

     1.39 "EBITDA" shall mean, as of the last day of any fiscal quarter, for the four fiscal quarters immediately preceding any calculation thereof, Net Income (before impact of extraordinary non-cash items) plus the aggregate amounts deducted in determining Net Income for such period in respect of: (i) the provision for taxes based on income; (ii) Interest Expense; and (iii) depreciation and amortization, all determined for the Company and the Subsidiaries or (where the context so indicates) the Company and the Restricted Subsidiaries, on a Consolidated basis in accordance with GAAP.

     1.40 "Environmental Laws" shall mean the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituent substances or wastes, including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

     1.41 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code. Section references to ERISA are to ERISA as in effect as of the date of this Agreement and any subsequent amendment, supplement or substitution thereof.

     1.42 "ERISA Affiliates" shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with the Company or a Subsidiary within the meaning of Section 414(b), (c) or (m) of the Code and regulations promulgated under those sections or within the meaning of
Section 4001(b) of ERISA and regulations promulgated under that section.

     1.43 "Eurocurrency-based Loan" shall mean a Loan which is advanced in Dollars or an Alternative Currency and which bears interest at a rate based on the Eurocurrency-based Rate.

     1.44 "Eurocurrency-based Rate" shall mean, for any Eurocurrency-based Loan, a per annum interest rate equal to the Eurocurrency Rate, plus the Margin in effect on the first day of the Interest Period for such Eurocurrency-based Loan.

     1.45 "Eurocurrency Lending Office" shall mean Agent's office located at Grand Cayman or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company.

     1.46 "Eurocurrency Rate" shall mean:

          (a) the per annum interest rate at which the Eurocurrency Lending Office offers deposits in the relevant currency to prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Loan and for a period equal to the relevant Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by,

          (b) a percentage (expressed as a decimal) equal to one hundred percent (100%) minus that percentage which is in effect on the date for an Advance of a Eurocurrency-based Loan, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements for a member bank of the Federal Reserve System with deposits exceeding five billion dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency-based Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States Eurocurrency Lending Office of such a bank to United States residents).

     1.47 "Event of Default" shall mean the Events of Default specified in
Section 14.1
hereof.

     1.48 "Extension Request" shall mean a request for extension of the Revolving Credit Maturity Date made pursuant to Section 2.10 hereof, or a request for extension of the Line of Credit Maturity Date made by Company pursuant to Section 5.8 hereof, on the form attached as Exhibit "F" hereto, delivered to Agent.

     1.49 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

     1.50 "Fees" shall mean the Revolving Credit Facility Fees, Line of Credit Facility Fees, Agents Fees and/or Letter of Credit Fees collectively, or any one or more of these as the context indicates.

     1.51 "Fixed Charge Coverage Ratio" shall mean, as of the last day of each fiscal quarter, a ratio, the numerator of which is Earnings Available for Debt Service and the denominator of which is Annual Debt Service.

     1.52 "GAAP" shall mean generally accepted accounting principles in the United States of America consistent with those used in preparation of the financial statements of Company referred to in Section 11.10 hereof.

     1.53 "Guaranty" shall mean the guaranty agreements executed and delivered to the Agent:

          (a) by Company, ABT and KenTech, and each other Restricted Subsidiary hereafter existing which is organized under the laws of a jurisdiction of the United States, guarantying to Agent and the Banks the payment and performance of indebtedness and obligations of Company and each Permitted Borrower; and

          (b) by ABT Canada, and by each other Restricted Subsidiary hereafter existing which is organized under the laws of a jurisdiction outside of the United States, guarantying to Agent and the Banks the payment and performance of indebtedness and obligations of each Permitted Borrower which is organized under the laws of a jurisdiction outside of the United States.

     1.54 "Hereof", "Hereto", "Hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

     1.55 "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on its Notes or other indebtedness under laws applicable to such Bank which are in effect as of the date hereof or, to the extent allowed by law, under such laws applicable to such Bank which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

     1.56 "Indebtedness" shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all obligations of a second person secured by any Lien on any property owned by such first Person, whether or not such obligations have been assumed by such first Person, (v) all capitalized lease obligations of such Person, (vi) all obligations of such Person under Interest Rate Agreements, and
(vii) all obligations which have the economic effect of a guaranty of Indebtedness of the types described in clauses (i) through (vi) above, regardless of characterization; provided that Indebtedness shall not include trade payables or other accounts payable, accrued expenses, accrued dividends, accrued income taxes, warranty reserves and deferred income taxes, to the extent arising in the ordinary course of business.

     1.57 "Interest Expense" shall mean interest expense of the Company and the Subsidiaries or (where the context indicates) Company and the Restricted Subsidiaries, as determined on its Consolidated statements of income in accordance with GAAP.

     1.58 "Intercompany Note" shall mean that certain demand promissory note made by ABT Canada to the order of Company as of May 31, 1995 in the principal amount of Fifty Million Dollars ($50,000,000).

     1.59 "Interest Period" shall mean an interest period:

          (a) in the case of any Loan which is a Prime-based Loan, an initial period beginning on the date of the advance thereof and ending on the next occurring Quarterly Payment Date and thereafter, successive Interest Periods beginning on the day after each Quarterly Payment Date and ending on each succeeding Quarterly Payment Date;

          (b) in the case of a Loan which is a Eurocurrency-based Loan one (1), two (2), three (3) or six (6) months as selected by Company or the applicable Permitted Borrower;

          (c) in the case of the Term Loan, beginning on the day after each Quarterly Payment Date and ending on each succeeding Quarterly Payment Date;

          (d) in the case of a Bid Loan, beginning on the date of the advance thereof and ending on a date that is not less than one (1) week and not greater than three (3) months later, as agreed with respect to such Bid Loan by Company or the applicable Permitted Borrower and the Bank or Banks making such Bid Loan pursuant to the procedures set forth in Section 2.8 hereof; and

          (e) in the case of a Swing Loan bearing interest at the Swing Loan Quoted Rate, beginning on the date the advance is made and ending on a date that is not more than thirty (30) days after the date of such Advance, as agreed with respect to such Advance by Company and Agent pursuant to the procedures set forth in Section
               4.3 hereto;

provided however, that:

               (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day;

               (ii) when an Interest Period for a Eurocurrency-based Loan begins on a day which has no numerically corresponding day in another calendar month during which such Interest Period is to end, it shall end on the last Business Day of such other calendar month;

               (iii) no Interest Period for a Revolving Credit Loan, Swing Loan
                     or Bid Loan shall extend beyond the Revolving Credit Maturity Date;

               (iv) no Interest Period for a Line of Credit Loan shall extend beyond the Line of Credit Maturity Date; and

               (v) no Interest Period with respect to the Term Loan shall extend beyond the last day of the Term Loan Maturity Date.

     1.60 "Interest Rate Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Company is a party, designed to protect against fluctuations in interest rates.

     1.61 "Issuing Bank" shall mean:

          (a) with respect to any Letter of Credit issued in support of the obligations of ABT related to the Permitted Bond Financing, such Bank as Company may select which agrees to act as issuer of such Letter of Credit; and

          (b)  with respect to all other Letters of Credit, the Agent.

     1.62 "KenTech" shall mean KenTech Plastics, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

     1.63 "Letter(s) of Credit" shall mean any standby or trade letters of credit:

          (a) issued pursuant to the Prior Agreement and remaining outstanding and unexpired as of the Closing Date; and

          (b) hereafter issued by an Issuing Bank at the request of or for the account of Company or a Permitted Borrower pursuant to Article 3 hereof.

     1.64 "Letter of Credit Agreement" shall mean:

          (a) applications of Company pursuant to which the Company requested Letters of Credit issued by the Agent pursuant to the Prior Agreement which remain outstanding and unexpired as of the Closing Date;

          (b) with respect of the Letter of Credit to be issued in support of the Permitted Bond Financing, a reimbursement agreement (if any) by and between the Issuing Bank and ABT in form and substance acceptable to such Issuing Bank; and

          (c) in respect of each other Letter of Credit hereafter issued pursuant to this Agreement, the application of Company or a Permitted Borrower requesting an Issuing Bank to issue such Letter of Credit (including the terms and conditions on the reverse side thereof or otherwise provided therein), in the form and substance acceptable to such Issuing Bank.

     1.65 "Letter of Credit Fees" shall mean the fees payable to Agent for the account of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

     1.66 "Letter of Credit Maximum" shall mean, as of any date, the lesser of:

          (a)  Fifty Million Dollars ($50,000,000); or

          (b) the Revolving Credit Commitment minus the sum of the aggregate principal amount of outstanding Revolving Credit Loans, Swing Loans and Bid Loans.

     1.67 "Letter of Credit Notice" shall mean an Issuing Bank's notice of the issuance of a Letter of Credit in the form attached hereto as Exhibit "G".

     1.68 "Letter of Credit Obligation" shall mean the obligation of Company or a Permitted Borrower under each Letter of Credit Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing under such Letter of Credit Agreement.

     1.69 "Letter of Credit Payment" shall mean any amount paid or required to be paid by an Issuing Bank in its capacity as issuer of a Letter of Credit as a result of a draw against any Letter of Credit.

     1.70 "Leverage Ratio" shall mean, the greater of (a) the ratio of the Indebtedness to EBITDA, for the Company and the Restricted Subsidiaries on a Consolidated basis as of the last day of any fiscal quarter of Company, or (b) the ratio of the Indebtedness to EBITDA, for the Company and the Subsidiaries on a Consolidated basis as of the last day of any fiscal quarter of Company.

     1.71 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim, hypothecation, assignment for security or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     1.72 "Line of Credit Commitment" shall mean:

          (a) Twenty Five Million Dollars ($25,000,000) from the date hereof until the first reduction or termination of the Line of Credit Commitment pursuant to Section 5.6 or 7.5 hereof; and

          (b) thereafter, Twenty Five Million Dollars ($25,000,000) minus the amount of each reduction pursuant to Section 5.6 or 7.5 hereof.

     1.73 "Line of Credit Facility Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to Section 5.5 hereof.

     1.74 "Line of Credit Loan" shall mean the line of credit loans to be advanced to the Company by the Banks pursuant to Section 5 hereof.

     1.75 "Line of Credit Maturity Date" shall mean March 10, 1998 or such later date as to which it may be extended, at the request of Company, pursuant to
Section 5.8 hereof.

     1.76 "Line of Credit Notes" shall mean the Notes described in Section 5.1 hereof made by Company to each of the Banks in the form attached as Exhibit "H" hereto in aggregate principal amount equal to Twenty Five Million Dollars ($25,000,000).

     1.77 "Loan" shall mean any Revolving Credit Loan, Line of Credit Loan, Swing Loan, Term Loan, Bid Loan and Letter of Credit Payment.

     1.78 "Majority Banks" shall mean:

          (a) so long as the Commitments shall be in effect, the Banks (other than Defaulting Banks) whose Percentages of Revolving Credit Commitment, Percentages of Line of Credit Commitment and outstanding balance of Term Loans in aggregate constitute sixty five percent (65%) or more of the sum of the Commitments then in effect plus the principal amount of all Term Loans then outstanding (other than the Commitments and Term Loans of Defaulting Banks); and

          (b) in the event that the Commitments have been terminated, the Banks whose Loans and risk participations with respect to outstanding Letters of Credit constitute sixty five percent (65%) or more of the aggregate principal amount of all outstanding Loans and aggregate face amounts of all outstanding Letters of Credit.

     1.79 "Margin" shall mean with respect to: (a) Revolving Credit Loans advanced as or converted as Eurocurrency-based Loans, (b) Letter of Credit Fees to be paid with respect to trade Letters of Credit outstanding during any fiscal quarter, (c) Letter of Credit Fees to be paid with respect to standby Letters of Credit outstanding during any fiscal quarter, (d) Revolving Credit Facility Fees to be paid as of the end of any fiscal quarter, (e) Line of Credit Loans advanced as or converted as Eurocurrency-based Loans, and (f) Line of Credit Facility Fees to be paid as of the end of any fiscal quarter: the percentages set forth on Schedule 1.79 hereto, based on the Leverage Ratios most recently determined on the basis of financial statements delivered by Borrower to Bank pursuant to Section 12.1(a) and 12.1(b) hereof. Any change in the Margin resulting from any such determination shall be effective immediately following the date of the delivery of the relevant financial statement; provided, however,
                                                              -----------------
that, (i) in the event such financial statements are not delivered as and when required pursuant to Section 12.1(a) or 12.1(b) (and without prejudice to the rights of Agent and Majority Banks to declare an Event of Default as a consequence thereof) any increase in the Margin determined to be applicable upon the receipt of such financial statements, shall be applicable retroactively to the date such financial statement was required to be delivered under Section 12.1(a) or 12.1(b) (as applicable), but any decrease in the Margin based thereon shall be applicable only prospectively, from the date of the actual delivery thereof, (ii) in the event that on the date for adjustment of the Margin, there exists an Event of Default hereunder, the Margin shall not be reduced (but may be increased) until such time as such Event of Default has been cured or waived, notwithstanding any reduction in the Leverage Ratio on such date, and (iii) with respect to each Eurocurrency-based Loan, the Margin applicable as of the first day of its Interest Period shall remain in effect with respect to such Advance until the last day of such Interest Period.

     1.80 "Material Adverse Effect" shall mean:

          (a) with respect to the Company and the Restricted Subsidiaries taken as a whole, or (when used in such context) Company and its Subsidiaries taken as a whole, any materially adverse effect with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise) or financial condition of Company and the Restricted Subsidiaries taken as a whole or (if the context indicates) Company and its Subsidiaries taken as a whole; or

          (b) any facts or circumstance as to which singly or in the aggregate there is a reasonable likelihood of such a materially adverse change, or a reasonable likelihood that Company and the Restricted Subsidiaries will be rendered unable to perform their obligations hereunder or under any of the other Documents in any material respect, or a reasonable likelihood that Agent or the Banks will be rendered unable to enforce in any material respect the rights or remedies purported to be granted them hereunder or under any of the other Documents.

     1.81 "Mississippi Project" shall mean the purchase, development, equipping and outfitting by ABT of a vinyl siding plant at Holly Springs, Mississippi and the financing thereof with proceeds of the Permitted Bond Financing.

     1.82 "Multiemployer Plans" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which Company, any Subsidiary or any ERISA Affiliate is or has been required to contribute.

     1.83 "Net Income" shall mean, for any period of determination thereof, the net income for such period taken as one accounting period, for Company and the Subsidiaries or (where the context so indicates) Company and the Restricted Subsidiaries, on a Consolidated basis, determined in accordance with GAAP.

     1.84 "Non-Material Restricted Subsidiary" shall mean any Restricted Subsidiary or group of Restricted Subsidiaries which:

          (a)  are wholly-owned Subsidiaries; and

          (b) have assets which account for less than one percent (1%) of the Consolidated total assets of Company and the Restricted Subsidiaries.

     1.85 "Non-Restricted Amount" shall mean, at any time, an amount equal to the lesser of:

          (a) the Adjusted Tangible Net Worth of the Company and Restricted Subsidiaries as determined from the financial statements most recently delivered pursuant to subsections (a) or (b) of Section
               12.1 hereof, minus the sum of: (i) the aggregate of all amounts expended by Company and the Restricted Subsidiaries for dividends, distributions, purchases, redemptions and other acquisitions or retirements of their own capital stock subsequent to the date of such financial statement (except to the extent paid to Company or a Restricted Subsidiary); and (ii) the Base

               Tangible Net Worth for Company and the Restricted Subsidiaries, as determined from such financial statements; or

          (b) the Adjusted Tangible Net Worth of Company and the Subsidiaries as determined from the financial statements most recently delivered pursuant to subsections (a) or (b) of Section 12.1 hereof, minus the sum of: (i) the aggregate of all amounts expended by Company and the Subsidiaries for dividends, distributions, purchases, redemptions and other acquisitions or retirements of their own capital stock subsequent to the date of such financial statement (except to the extent paid to Company or a Subsidiary); and (ii) the Base Tangible Net Worth for Company and the Subsidiaries, as determined from such financial statements.

     1.86 "Non-Restricted Subsidiary" shall mean any Subsidiary that may be formed or acquired by the Company or a Restricted Subsidiary, which at or prior to the time such Subsidiary becomes a Subsidiary, is designated a Non-Restricted Subsidiary by an officer of the Company authorized to make such designations (as evidenced by a resolution of the board of directors of Company filed with the Agent). Any Non-Restricted Subsidiary may subsequently be designated a Restricted Subsidiary by any such authorized officer, provided that no Default or Event of Default will occur as a consequence thereof.

     1.87 "North Carolina Initial Project" shall mean the purchase, development and equipping by ABT of a plant and an initial cement fiber product line at Roaring River, North Carolina.

     1.88 "North Carolina Second Project" shall mean the purchase, development and equipping by ABT of a second production line for cement fiber product at its Roaring River, North Carolina plant.

     1.89 "Notes" shall mean the Revolving Credit Notes, Bid Notes, Term Notes and the Swing Loan Note, Line of Credit Notes or any one or more of them, as the context indicates.

     1.90 "Pension Plans" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by Company, any Subsidiary or any ERISA Affiliate.

     1.91 "Percentage" shall mean, with respect to any Bank, the percentage interest in the Revolving Credit Commitment, Line of Credit Commitment and Term Loan set forth opposite its name on Schedule 1.91 hereto, as such Percentages may change from time to time pursuant to Sections 7.5, 8.7 and 16.5 hereto.

     1.92 "Percentage of Line of Credit" shall mean, with respect to each Bank, an amount equal to the Line of Credit Commitment in effect on the date of a determination thereof, multiplied by such Bank's Percentage in the Line of Credit Commitment.

     1.93 "Percentage of Revolving Credit" shall mean, with respect to each Bank, an amount equal to the Revolving Credit Commitment in effect on the date of a determination thereof, multiplied by such Bank's Percentage in the Revolving Credit Commitment.

     1.94 "Permitted Bond Financing" shall mean the financing of the Mississippi Project with proceeds of up to Twenty Million Dollars ($20,000,000) of industrial revenue bonds to be issued by the Mississippi Business Finance Corporation, which:

          (a) are issued pursuant to and governed by an agreement or indenture which include terms and conditions no more restrictive upon ABT or Company than the terms and conditions described on Schedule
               1.94 hereof.

          (b) which does not, by its terms, prohibit or restrict the ability of the Company or the Restricted Subsidiaries to grant Liens in favor of Agent on behalf of the Banks;

          (c) is secured solely by a Letter of Credit issued in support of the obligations of ABT related thereto.

     1.95 "Permitted Borrowers" shall mean ABT, ABT Canada and KenTech.

     1.96 "Permitted Borrower Maximum" shall mean the maximum aggregate amount of the Usage which may be outstanding at any time under the Revolving Credit Notes and Bid Notes of a Permitted Borrower and Letters of Credit issued for the account of such Permitted Borrower and, with respect to each Permitted Borrower, shall be such Dollar Amounts as are indicated on Schedule 1.96 hereto.

     1.97 "Permitted Currencies" shall mean Dollars or an Alternative Currency.

     1.98 "Permitted Encumbrances" shall mean, with respect to any Person:

          (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent, or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves (to the extent required by GAAP) have been established;

          (b)  Liens in respect of property or assets of Company or a
               Subsidiary: (i) which were imposed by law in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; or (ii) which do not relate to material liabilities of Company and the Subsidiaries and do not in the aggregate materially detract from the value of the property and assets of

                Company and the Subsidiaries taken as a whole;

           (c) Liens securing judgement or appeals bonds connected with judgements not in excess of One Million Dollars ($1,000,000) in any single case or Five Million Dollars ($5,000,000) in the aggregate;

           (d) Liens (other than any Lien imposed by ERISA or pursuant to Environmental Laws the enforcement of which would reasonably be expected to have a Material Adverse Effect) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other type of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money or the equivalent);

           (e) Leases (and any related precautionary UCC financing statements filed in connection therewith) with respect to the assets or properties of Company and the Subsidiaries leased by Company and the Subsidiaries, as lessees, entered into in the ordinary course of business; and

           (f) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of Company or the Subsidiaries, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the real property to which it relates.

     1.99 "Permitted Private Placement Debt" shall mean public, unsecured, long-term senior debt of Company or a Subsidiary, issued without credit enhancement which:

           (a)  is issued pursuant to and governed by an agreement or indenture,
                (i) which includes negative and financial covenants no more restrictive than the covenants set forth in this Agreement, and
                (ii) which does not by its terms, prohibit or restrict the ability of the Company and Restricted Subsidiaries to grant Liens in favor of Agent on behalf of the Banks other than a provision requiring Liens to be shared pari passu with holders of Permitted Private Placement Debt; and

           (b) at no time exceeds Fifty Million Dollars ($50,000,000) in outstanding principal amount.

     1.100 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agent or political subdivision thereof or other entity of any kind.

     1.101 "Pledge" shall mean a pledge agreement executed and delivered by Company to Agent and the Banks, pursuant to which Agent and the Banks are granted a first perfected pledge of and security interest in:

           (a) sixty five percent (65%) of the issued and outstanding capital stock of ABT Canada and any other Restricted Subsidiary hereafter owned by Company or any Restricted Subsidiary which is organized under the laws of a jurisdiction outside of the United States; and

           (b)  the Intercompany Note.

     1.102 "Prepayment Compensation Amount" shall mean, with respect to any prepayment of the Term Loan, an amount equal to the sum of the discounted net present values of the interest payments that would otherwise be payable on the principal amount prepaid (assuming the amortization scheduled in the Term Notes): (i) after reducing each such interest payment by the amount that would be yielded on each date for interest payments thereunder, if the amount of principal prepaid was reinvested at a per annum interest rate equal to one-half percent (1/2%) per annum above the rate determined by Agent to be in effect two
(2) Business Days prior to the date of such prepayment in the secondary market for United States Treasury securities of an amount comparable to the principal amount prepaid and with a term comparable to maturity as the principal amount prepaid; and (ii) discounting the net present values of the relevant interest payments at the per annum rate described in clause (i) above.

     1.103 "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

     1.104 "Prime-based Loan" shall mean a Loan which bears interest at a rate based on the Prime-based Rate.

     1.105 "Prime-based Rate" shall mean, as of any day that rate of interest which is the greater of: (i) the Prime Rate; or (ii) the Alternate Base Rate.

     1.106 "Prior Agreement" shall mean the Second Amended and Restated ABT Building Products Corporation $175,000,000 Revolving and Term Credit Agreement dated as of July 13, 1995 between Agent, certain of the Banks, Borrower and the Permitted Borrowers as amended prior to the date hereof.

     1.107 "Purchase Agreement" shall mean the asset purchase agreement dated as of September 25, 1992 between Company and Abitibi-Price Corporation.

     1.108 "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

     1.109 "Request for Line of Credit Loan" shall mean a request for an Advance under the Line Credit Notes issued by Company under this Agreement in the form annexed hereto as Exhibit "I".

     1.110 "Request for Revolving Credit Loan" shall mean a request for an Advance under the Revolving Credit Notes issued by Company or a Permitted Borrower under this Agreement in the form annexed hereto as Exhibit "J".

     1.111 "Request for Swing Loan" shall mean a request for an Advance under the Swing Loan Note issued by Company under this Agreement in the form annexed hereto as Exhibit "K".

     1.112 "Requested Amounts" shall mean, on any date, an amount equal to the sum of all Revolving Credit Loans, Bid Loans and Letters of Credit which have been requested by Company or any Permitted Borrower, but which have not yet been Advanced or issued.

     1.113 "Restricted Subsidiary" shall mean:

           (a)  ABT, ABT Canada, ABT Export, KenTech; and

           (b)  each other Subsidiary that is not a Non-Restricted Subsidiary.

     1.114 "Revolving Credit Commitment" shall mean:

           (a) One Hundred Seventy Five Million Dollars ($175,000,000) from the date hereof until the first reduction or termination of the Revolving Credit Commitment pursuant to Section 2.6 or 2.10 hereof; and

           (b) thereafter, One Hundred Seventy Five Million Dollars ($175,000,000) minus the amount of each reduction pursuant to
                Section 2.6 or 2.10 hereof.

     1.115 "Revolving Credit Facility Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to Section 2.5 hereof.

     1.116 "Revolving Credit Loan" shall mean the revolving credit loans to be advanced to the Company or a Permitted Borrower by the Banks pursuant to Section
2.1 or Section 3.6 hereof.

     1.117 "Revolving Credit Maturity Date" shall mean March 10, 2002, or such later date as to which it may be extended, at the request of Company, pursuant to Section 2.10 hereof.

     1.118 "Revolving Credit Notes" shall mean the Notes described in Section
2.1 hereof made in the form attached as Exhibit "L" hereto to each of the Banks:

           (a)  made by Company in aggregate principal amount equal to One
                Hundred

                 Seventy Five Million Dollars ($175,000,000); and

            (b) made by each Permitted Borrower in aggregate principal amount equal to their respective Permitted Borrower Maximums for the Revolving Credit Loan.

     1.119 "Subsidiaries" shall mean any other corporation, association, joint stock company, or business trust of which more than fifty percent (50%) of the outstanding voting stock is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries.

     1.120 "Swing Loan" shall mean the swing loans to be advanced and readvanced to Company from time to time pursuant to Section 4.1 hereof.

     1.121  "Swing Loan Commitment" shall mean, as of any date, the lesser of:

            (a)  Ten Million Dollars ($10,000,000); and

            (b) the principal amount by which the Revolving Credit Commitment exceeds the Usage.

     1.122 "Swing Loan Note" shall mean the Note described in Section 4.1 hereof made in the form attached as Exhibit "M" hereto to Agent.

     1.123 "Swing Loan Quoted Rate" shall mean, with respect to any advance of the Swing Loan, the per annum rate of interest quoted by Agent and accepted by Company for such Advance.

     1.124 "Tangible Net Worth" shall mean the total common shareholder's equity of Company and the Subsidiaries or (where the context so indicates) Company and the Restricted Subsidiaries, on a Consolidated basis, together with the amounts, if any, of preferred stock which is classified as part of shareholder's equity, as reflected on the most recent regularly prepared monthly balance sheet of Company, which balance sheet shall be prepared in accordance with GAAP, less: (i) the amount reflected on such balance sheet of all assets classified as intangible assets (including, without limitation, goodwill, trade-marks, trade names, patents, copyrights, franchises and unamortized debt discount and expenses); and (ii) the aggregate amount expended for all dividends, distributions, purchases, redemptions, other acquisitions or retirements of capital stock of Company subsequent to the date of such balance sheet to the extent not reflected on such balance sheet.

     1.125 "Term Installment Amount" shall mean, with respect to the Term Loan, the amount of principal required pursuant thereto to be paid thereon on each Quarterly Payment Date.

     1.126 "Term Loan" shall mean the term loan originally extended by certain of the Banks pursuant to the Prior Agreement evidenced by the Term Notes.

     1.127  "Term Loan Maturity Date" shall mean April 3, 2001.

     1.128 "Term Notes" means the term notes made by Borrower as of April 3, 1995 under the Prior Agreement in original principal amount of:

            (a) Seventeen Million Dollars ($17,000,000) in the case of the Note made payable to Comerica Bank; and

            (b) Eleven Million Dollars ($11,000,000) in the case of each of the Notes made payable to Creditanstalt-Bankverein, First Union National Bank of North Carolina and Harris Trust and Savings Bank.

     1.129 "Termination Event" shall mean, (i) a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the
PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of Company, any Subsidiary or any ERISA Affiliate from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Section 4203 and 4205, respectively, of ERISA) of Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Section 4245 and 4241, respectively, or ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could reasonably be expected to result in the imposition of a lien or the posting of a bond or other security.

     1.130 "Total Liabilities" shall mean, as of the date of any determination thereof, all indebtedness and obligations of Company and the Subsidiaries or (where the context so indicates) Company and the Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, including (without limitation) all guaranties.

     1.131 "Usage" shall mean, as of any day, an amount equal to the sum of all Revolving Credit Loans, Swing Loans and Bid Loans outstanding on such day, plus the aggregate face amount of all unexpired Letters of Credit outstanding on such day.

2.   THE INDEBTEDNESS: REVOLVING CREDIT AND BID LOANS
     ------------------------------------------------

     2.1    Revolving Credit Commitment.  Subject to the terms and conditions of
            ---------------------------
this Agreement, each Bank severally agrees to lend to Company and Permitted Borrowers, in any one or more of the Permitted Currencies, at any time and from time to time from the Closing Date until the Revolving Credit Maturity Date, and Company and the Permitted Borrowers may borrow, repay and reborrow sums not to exceed, in aggregate amount at any time outstanding, (i) such Bank's respective Percentage of Revolving Credit in effect from time to time, and (ii) in the case of each Permitted Borrower, the Permitted Borrower Maximum for the Revolving Credit Loans applicable to such Permitted Borrower. All of the Loans under this Section
2.1 shall be evidenced by Revolving Credit Notes under which advances, repayments, and readvances may be made, subject to the terms and conditions of this Agreement.

     2.2  Type of Loan and Maturity.  The Revolving Credit Notes, and all
          -------------------------
principal and interest then outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date. Each Revolving Credit Loan from time to time outstanding hereunder shall be either a Prime-based Loan or a Eurocurrency-based Loan as the Company or the applicable Permitted Borrower may elect or as otherwise applicable pursuant to the provisions hereof. The amount and date of each Revolving Credit Loan, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be presumed correct absent manifest error.

     2.3  Requests for Revolving Credit Loans.  Company or any Permitted
          -----------------------------------
Borrower may request a Revolving Credit Loan by delivery to Agent of a Request for Revolving Credit Loan executed by an authorized officer of Company or of a Permitted Borrower (with the countersignature of Company thereon) and subject to the following:

          (a) each such Request for Revolving Credit Loan shall set forth the information required on the Request for Revolving Credit Loan form including, in the case of a Eurocurrency-based Loan, the Permitted Currency therefor;

          (b) each such Request for Revolving Credit Loan shall be delivered to Agent by 10:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Loan, except in the case of a Prime-based Loan, for which the Request for Revolving Credit Loan must be delivered by 10:00 a.m. (Detroit time) on such proposed date;

          (c) the principal amount of such Advance, plus the amount of any outstanding Advance under the Revolving Credit Notes having the same Applicable Interest Rate and Interest Period shall be at least: (i) in the case of a Prime-based Loan, Two Million Dollars ($2,000,000), or a greater integral multiple of One Hundred Thousand Dollars ($100,000); (ii) in the case of a Eurocurrency-based Loan of Dollars, Five Million Dollars ($5,000,000) or a greater integral multiple of One Hundred Thousand Dollars ($100,000), and (iii) in the case of a Eurocurrency-based Loan in an Alternative Currency, a multiple of 100,000 units of such Alternative Currency in a Dollar Amount equal to or greater than Five Million Dollars ($5,000,000);

          (d) a Request for Revolving Credit Loan, once delivered to Agent, shall not be revocable by Company;

          (e) the sum of: (i) the Requested Amounts as of the date for the requested Advance, plus (ii) the Usage as of the date for the requested Advance, minus (iii) the amount of any Advances to be refunded or converted with such Advance, shall not exceed the Revolving Credit Commitment;

          (f) in the case of a Request for Revolving Credit Loan by a Permitted Borrower, the sum of: (i) such Permitted Borrower's Requested Amounts as of the date for the requested Advance, plus (ii) the Usage of such Permitted Borrower as of the date of the requested Advance, minus (iii) the amount of any Advances to such Permitted Borrower to be refunded or converted with such Advance, shall not exceed the Permitted Borrower Maximum applicable to Revolving Credit Loans for such Permitted Borrower;

          (g) each Request for Revolving Credit Loan (other than one requesting only a conversion or refunding of an existing Advance under
               Section 7.3 hereof) shall constitute a certification by the Company and (if applicable) the Permitted Borrower as of the date thereof that all of the conditions set forth in Section 10.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested.

          The Agent may advance funds under the Revolving Credit Notes upon telephone request made by any one of those officers or agents of Company or a Permitted Borrower authorized by resolution of Company's or such Permitted Borrower's board of directors to make such requests. Any such telephone request shall satisfy the time requirements set forth in Section 2.3(b) above. Company and each Permitted Borrower hereby authorizes Agent and each Bank to disburse Revolving Credit Loans pursuant to the instructions of any officer or agent so identified. On the same day as such telephonic request for an Advance is made, the officer or agent requesting the Advance shall deliver a Request for Revolving Credit Loan to Agent, executed by an authorized officer or agent of Company and (if applicable) the Permitted Borrower and, until such Request for Revolving Credit Loan is received by Agent, the telephone request itself shall constitute the Company's and (if applicable) the Permitted Borrower's certification of the matters set forth in Section 2.3(g) above.

     2.4  Disbursement of Loans.  Upon receiving any Request for Revolving
          ---------------------
Credit Loan (or telephone request) under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone, including facsimile transmission (confirmed by wire or telex) of the date for such Advance, its Applicable Interest Rate and the amount and currency of the Advance to be made by said Bank pursuant to its Adjusted Percentage of the Revolving Credit Commitment. Unless the conditions for Loans are not then met each Bank shall, not later than 2:00 p.m. (Detroit time) on the date of such Advance, make available the amount of its Adjusted Percentage of the Advance in immediately available funds in the currency of the Advance to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan. Subject to submission of an executed Request for Revolving Credit Loan without exceptions noted in the compliance certification therein, Agent shall make available to Company or the applicable Permitted Borrower, not later than 4:00 p.m. (Detroit time) on such date, the aggregate of the amounts so received by it in like funds by credit to an account of Company or the applicable Permitted Borrower, maintained with Agent or to such other account or third party as Company or the applicable Permitted Borrower, may direct. Unless Agent shall have been notified by any Bank prior to the funding of any proposed Advance that such Bank does not intend to make its Adjusted Percentage of the Advance available, Agent may assume that such Bank has made such amount available on such date and may, in reliance upon such assumption, make available to Company or the applicable Permitted Borrower, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company or the applicable Permitted Borrower, and Company or the applicable Permitted Borrower shall repay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company and such Permitted Borrower in the currency of the Advance, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to the date such amount is recovered by Agent, at a rate per annum equal to: (i) in the case of Company or a Permitted Borrower with respect to an Advance required pursuant to Section 3.6 hereof, the Default Rate; (ii) in the case of a Bank with respect to an Advance to be made pursuant to Section 3.7 hereof, the Federal Funds Effective Rate for two (2) Business Days and thereafter the Default Rate; and
(iii) with respect to all other Advances, the Applicable Interest Rate, in the case of Company or a Permitted Borrower, and the Federal Funds Effective Rate in the case of a Bank. The obligation of any Bank to make any Advance shall not be affected by the failure of any other Bank to make any Advance and no Bank shall have any liability to Company or any Permitted Borrower, the Agent, or any other Bank for another Bank's failure to make any Advance hereunder.

     2.5  Revolving Credit Facility Fee.  On each Quarterly Payment Date during
          -----------------------------
the period from the Closing Date to the Revolving Credit Maturity Date, and on the Revolving Credit Maturity Date, the Company shall pay to the Agent on behalf of Banks, quarterly in arrears, the Revolving Credit Facility Fee in an amount equal to the Revolving Credit Commitment, as reduced from time to time, multiplied by the Margin in effect from time to time during such period. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee, based upon its Percentage of the Revolving Credit Commitment in effect during the applicable period.

     2.6  Optional Reduction or Termination of Revolving Credit Commitment.
          ----------------------------------------------------------------
Upon at least five (5) Business Days' prior written notice to the Agent, the Company may permanently reduce the Revolving Credit Commitment, in whole or in part, provided that:

          (a) each partial reduction of the Revolving Credit Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof;

          (b) each reduction or termination shall be accompanied by the payment of the Revolving Credit Facility Fee accrued on the amount of the Revolving Credit Commitment so reduced through the date of such reduction or termination;

          (c) the Revolving Credit Commitment, as so reduced, shall not be less than the sum of undrawn face amount of outstanding Letters of Credit plus the principal amount of Bid Loans and Swing Loans then outstanding;

          (d) the Company and Permitted Borrowers shall prepay Revolving Credit Loans in the amount, if any, by which the Usage as of the date of such reduction exceeds the amount of the Revolving Credit Commitment as so reduced, together with interest thereon to the date of prepayment and any additional amounts required thereon pursuant to Section 8.1 hereof; and

          (e) to the extent such reduction in the Revolving Credit Commitment results from a reduction in the Revolving Credit Commitment pursuant to Section 2.10, such reduction shall be applied on a non-pro rata basis to reduce or terminate (as applicable) the portion of the Revolving Credit Commitment held by the Bank or Banks whose Percentage of Revolving Credit is being terminated.

     2.7  Purpose of Revolving Credit Loans.  As of the Closing Date an initial
          ---------------------------------
Revolving Credit Loan shall be made, and is deemed to be requested hereby, in the amount necessary to discharge in full all revolving credit advances outstanding as of the Closing Date under and in connection with the Prior Agreement other than revolving credit advances outstanding thereunder as of the Closing Date with respect to which the "Eurodollar-based Rate" (as defined in the Prior Agreement) is applicable. Such revolving credit advances and any bid loans outstanding under the Prior Agreement as of the Closing Date shall continue to be held by the Banks which are party to the Prior Agreement in accordance with their existing interests therein, and with principal and interest payable thereon as and when provided in the Prior Agreement, until the expiration of the then existing "Interest Periods" provided for such advances under the Prior Agreement, whereupon they shall be paid by Company or, if applicable, the relevant Permitted Borrower, or renewed as Advances hereunder. Notwithstanding the foregoing sentence, however, such advances shall in all other respects be subject to the terms of this Agreement and may be accelerated in accordance with the terms hereof and shall constitute Usage hereunder. Revolving Credit Loans shall be available to and used by Company and the Permitted Borrowers for their general corporate purposes, to fund intercompany loans and advances to Subsidiaries for the general corporate purposes of such Subsidiaries and, subject to the requirements of Section 13.9 hereof, to finance acquisitions by Company or its Restricted Subsidiaries of business assets for themselves or additional Subsidiaries.

     2.8  Bid Rate Loans.
          --------------

          (a)  The Bid Rate Option.  From the Closing Date to but excluding the
               -------------------
               Revolving Credit Maturity Date, the Company or any Permitted Borrower may request the Banks to make offers to make Bid Loans; provided, however; (i) that the Banks may, but shall have no obligation to, make such offers and the Company or any Permitted Borrower may, but shall have no obligation to, accept any such offers; (ii) no Bid Quote Request shall be submitted within ten
               (10) Business Days of the submission of any other Bid Quote Request or the making of any Bid Loan; (iii) neither Company nor any Permitted Borrower shall be entitled to request or receive any Bid Loan which, when added to the aggregate principal amount of all other Bid Loans to be outstanding on the date for which the Advance of such Bid Loan is requested, would exceed the Bid Loan Maximum; (iv) neither Company nor any Permitted Borrower shall be entitled to request any Bid Loan if, upon such request, the sum of the Requested Amounts and the Usage would exceed the Revolving Credit Commitment, and (v) no Permitted Borrower shall be entitled to request any Bid Loan if, upon such request, the sum of such Permitted Borrower's Requested Amounts and its Usage would exceed its Permitted Borrower Maximum.

          (b)  Bid Quote Request.  When the Company or a Permitted Borrower
               -----------------
               wishes to request offers to make Bid Loans under this Section 2.8, it shall transmit to the Agent by telex or telecopy a Bid Quote Request hereto no later than 10:00 a.m. (Detroit time) at least four (4) Business Days prior to the date of the Bid Loan request therein, specifying:

               (i) the proposed date of the Bid Loan, which shall be a Business Day;

               (ii) the aggregate amount of such Bid Loan, which shall be in a Dollar Amount of Five Million Dollars ($5,000,000) or a larger multiple of One Million Dollars ($1,000,000);

               (iii) the duration of not more than three (3) Interest Periods for which Bid Quotes are requested; and

               (iv) in the case of a Bid Quote Request for a Bid Loan bearing interest at the Eurocurrency-based Rate, the Permitted Currency therefor.

          (c)  Bid Invitation.  Upon receipt of a Bid Quote Request, the Agent
               --------------
               shall by 3:00 p.m. (Detroit time), on the same day of Agent's receipt of such Bid Quote Request, notify each Bank by telephone promptly confirmed by telex or telecopy of such Bid Quote Request, which shall constitute an invitation by the Company or the applicable Permitted Borrower to each Bank to submit Bid Quotes.

          (d)  Submission and Contents of Bid Quotes.  Each Bank may submit a
               -------------------------------------
               Bid Quote containing an offer or offers to make Bid Loans in response to any Bid Quote Request. Each Bid Quote (i) must be submitted to the Agent by telex or telecopy not later than 11:30 a.m. (Detroit time) three (3) Business Days prior to the proposed date of the Bid Loan; provided that any Bid Quote submitted by the Agent (or any Affiliate of the Agent) in its capacity as a Bank, shall be delivered to the Company or (if applicable) the Permitted Borrower which issued the Bid Quote Request no later than fifteen (15) minutes prior to the time by which the Banks generally are required to submit Bid Quotes to Agent; and (ii) each Bid Quote shall specify:

                    (A)  the proposed date of the Bid Loan;

                    (B) the principal amount of the Bid Loan for which each such Bid Quote is being made, which principal amount
                         (1) in the case of a Bid Quote for an Advance in Dollars, must be in a minimum of Five Million Dollars ($5,000,000) or a larger multiple of One Million Dollars ($1,000,000), (2) in the case of a Bid Quote for an Advance in an Alternative Currency, must be in a Dollar Amount equal to or greater than Five Million Dollars ($5,000,000), (3) may not exceed the principal amount of the Bid Loans for which offers were requested, (4) may not exceed the difference between Revolving Credit Commitment and the Usage as of such date multiplied by such Bank's Adjusted Percentage calculated as of the date for the Advance of the Bid Loan, and (5) with respect to any Bid Quote made in response to a Bid Quote Request by a Permitted Borrower, together with all other Bid Loans outstanding from such Permitted Borrower to such Bank, shall not exceed the face amount of the Bid Note made by such Permitted Borrower to such Bank;

                    (C) the Interest Period or Interest Periods for which each such Bid Quote is being made;

                    (D) the margin above or below the Eurocurrency Rate offered by such Bank for each such Bid Loan; and

                    (E)  the identity of the quoting Bank.

                    Any Bid Quote shall be disregarded if it does not comply with the requirements of this subsection (d), contains qualifying, conditional or similar language, or proposes terms other than or in addition to those set forth in the applicable Bid Quote Request.

          (e)  Notice to and Acceptance.  The Agent shall, by 12:30 p.m.
               ------------------------
               (Detroit time) three (3) Business Days prior to the date of the proposed Bid Loan, notify the Company and (if applicable) the Permitted Borrower of the terms of any Bid Quote submitted by a Bank in accordance with subsection (d) above and, in such notice, shall specify (i) the aggregate principal amount of Bid Loans for which Bid Quotes have been received, and (ii) the respective principal amounts and Margins so offered. Not later than 1:00 p.m. (Detroit time) three (3) Business Days prior to the proposed date for such Bid Loan, the Company or the applicable Permitted Borrower (with the countersignature of Company) shall irrevocably notify the Agent of its acceptance or non-acceptance of the offers so delivered to it, by delivering to Agent a Bid Acknowledgement provided that:

               (i) the aggregate principal amount of the Bid Loans accepted may not exceed the applicable amount set forth in the related Bid Quote Request;

               (ii) the principal amount of each Bid Loan: (a) if in Dollars, must be Five Million Dollars ($5,000,000) or the Dollar Amount thereof, or a larger multiple of One Million Dollars ($1,000,000), and (b) if in an Alternative Currency, must be in a Dollar Amount equal to or greater than Five Million Dollars ($5,000,000);

               (iii) acceptance of offers may only be made on the basis of ascending interest rates.

          (f)  Notice to and Funding by Banks.  Agent shall: (i) by 2:00 p.m.
               ------------------------------
               (Detroit time) three (3) Business Days prior to the date of the proposed Bid Loan notify each Bank whose Bid Quote has been accepted of the aggregate principal amount of offers that have been accepted, and such Bank's share thereof, by delivering to each such Bank a copy of the related Bid Acknowledgement; and
               (ii) by 1:00 p.m. (Detroit time) two (2) Business Days prior to the date of the proposed Bid Loan, notify Company and (if applicable) the Permitted Borrower and each such Bank of the Eurocurrency Rate for the Interest Period applicable to such Bid Loan. Each such Bank shall by noon (Detroit time) on the date for such Bid Loan, make such Bid Loan available by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company or the applicable Permitted Borrower at the principal office of the Agent.

          (g)  Allocation by Agent.  If offers are made by two or more Banks
               -------------------
               with the same Bid Rate, for a greater aggregate principal amount than the amount in respect of which offers are accepted, the principal amount of Bid Loans with respect to which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples of One Hundred Thousand Dollars ($100,000), as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

          (h)  Bid Loan Records.  Each Bank shall record in its records, or on a
               ----------------
               schedule attached to its Bid Notes, the date and amount of each Bid Loan made by such Bank, the Applicable Interest Rate with respect thereto, each repayment thereof and the dates on which each Interest Period for such Bid Loans shall begin and end. The aggregate unpaid principal amount so recorded shall be conclusive evidence of the principal amount owing and unpaid on such Bid Notes, absent manifest error. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company or any Permitted Borrower hereunder or under any such Bid Note.

     2.9  Currency Appreciation; Reduction of Indebtedness.  If at any time the
          ------------------------------------------------
Dollar Amount of Usage is at any time greater than one hundred five percent (105%) of the Revolving Credit Commitment, the Company and the Permitted Borrowers shall, immediately on demand by Agent, repay Swing Loans, Revolving Credit Loans or Bid Loans, by an amount equal to the amount by which the Dollar Amount of Usage exceeds the Revolving Credit Commitment.

     2.10 Extensions of Revolving Credit Maturity Date.
          --------------------------------------------

          (a)  Extension Request.  Notwithstanding anything contained in this
               -----------------
               Agreement to the contrary, not later than four (4) years and sixty (60) days prior to the Revolving Credit Maturity Date then in effect, the Company may, by delivery of a duly completed Extension Request, irrevocably request that each Bank extend the then existing Revolving Credit Maturity Date for additional periods of not greater than one year. Promptly upon receipt of an Extension Request the Agent shall notify each Bank thereof, by delivering to each Bank a copy of the Extension Request.

          (b)  Responses to Extension Request.  Each Bank shall, within thirty
               ------------------------------
               (30) days of receipt of an Extension Notice, notify the Agent whether it consents to the request of the Company set forth in such Extension Request, such consent to be in the sole discretion of such Bank. If any Bank does not so notify the Agent of its decision within such thirty (30) day period, such Bank shall be deemed not to have consented to such request of the Company.

          (c)  Notice of Consents.  The Agent shall promptly notify the Company
               ------------------
               whether the Banks have consented to such request. If the Agent does not so notify the Company within thirty five (35) days of such Extension Request, the Agent shall be deemed to have notified the Company that the Banks have not consented to the Company's request.

          (d)  Non-Consenting Banks.  In the event that any Bank elects not to
               --------------------
               extend the Revolving Credit Maturity Date, or fails to so notify the Agent of such consent, (i) if any other Bank which agrees to the requested extension, or any other financial institution acceptable to the Company and the Agent offers to purchase such non-consenting Bank's Loans, Notes and rights and obligations hereunder, such non-consenting Bank will promptly assign, sell and transfer all of its right, title, interest and obligations with respect to the foregoing to such other Bank or financial institution pursuant to Section 16.5(a) hereof, or (ii) Company may, in accordance with the provisions of Sections 2.6 and 5.6 hereof reduce the Revolving Credit Commitment by an amount equal to such Bank's Percentage of Revolving Credit whereupon such nonconsenting Bank's rights and obligations to make Revolving Credit Loans, Bid Loans, and to participate in Letter of Credit shall be terminated.

          (e)  Extension Denial.  In the event that any Bank fails to grant an
               ----------------
               Extension Request requesting an extension of the Revolving Credit Maturity Date and, on or before ten (10) days prior to the Revolving Credit Maturity Date then in effect, (i) no Bank or financial institution acquires the Loans, Notes and other rights and obligations of such non-consenting Bank, and (ii) the Company has not elected to reduce the Revolving Credit Commitment pursuant to subsection (d)(ii) above; the Extension Request shall be deemed to be denied.

          (f)  Extension Consent.  In the event that either: (i) all of the
               -----------------
               Banks consent to the Extension Request; (ii) each Bank that did not consent to the Extension Request is replaced pursuant to subsection (d)(i) above, or (iii) the Revolving Credit Commitment is reduced by an amount equal to the Percentage of Revolving Credit of such nonconsenting Bank or Banks; the Revolving Credit Maturity Date shall be extended to the date designated on the Extension Request.

3.   LETTERS OF CREDIT
     -----------------

     3.1  Letters of Credit.  Subject to the terms and conditions of this
          -----------------
Agreement, Issuing Banks may, at the request of Company or of a Permitted Borrower (with the countersignature of Company) which request shall not unreasonably be denied, at any time and from time to time from the Closing Date until the third (3rd) Business Day prior to the Revolving Credit Maturity Date, issue Letters of Credit for the account of Company or any Permitted Borrower, in an aggregate amount at any one time outstanding not to exceed the Letter of Credit Maximum. The

Letter of Credit or Letters of Credit to be issued in support of the Permitted Bond Financing shall provide an initial expiration date not later than three (3) years from the date of its issuance (subject to renewals) and each other Letter of Credit shall provide an initial expiration date not later than one (1) year from its date of issuance (subject to renewals), and each Letter of Credit shall provide that it is available by drafts drawn at sight and presentation of documents, provided, that each Letter of Credit which is a standby letter of credit shall expire not less than three (3) Business Days and each Letter of Credit which is a trade letter of credit shall expire not less than thirty (30) Business Days prior to the Revolving Credit Maturity Date.

     3.2  Conditions to Issuance.  No Letter of Credit shall be issued pursuant
          ----------------------
to Section 3.1 hereof unless, as of the date the issuance of such Letter of Credit is requested:

          (a) the face amount of the Letter of Credit requested, plus the undrawn face amount of all other outstanding Letters of Credit will not exceed the Letter of Credit Maximum;

          (b) (i) the Requested Amounts, plus the Usage as of the date for the requested issuance, will not exceed the Revolving Credit Commitment, and (ii) with respect to any Letter of Credit requested by a Permitted Borrower, such Permitted Borrower's Requested Amounts, plus its Usage as of the date for the requested issuance, shall not exceed its Permitted Borrower Maximum;

          (c) the execution of the Letter of Credit Agreement (if any) with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of Company or the applicable Permitted Borrower;

          (d) Company or the applicable Permitted Borrower shall have delivered to the relevant Issuing Bank, not less than five (5) Business Days prior to the requested date for issuance, the Letter of Credit Agreement related thereto (if any), together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to the relevant Issuing Bank;

          (e) prior to the issuance of the Letter of Credit or Letters of Credit in support of the Permitted Bond Financing, the applicable Permitted Borrower shall have executed and delivered the Bond Pledge Agreement to the Issuing Bank;

          (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing the Letter of Credit, or any Bank from taking an assignment of its interest pursuant to Section 3.3 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) of or from any governmental authority shall prohibit or request that the applicable Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its interest in the Letter of Credit requested or letters of credit generally;

          (g) the relevant Issuing Bank shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof;

          (h) all of the conditions set forth in Section 10.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date requested for issuance of such Letter of Credit; and

          (i) in the case of a Letter of Credit issued in support of the obligations of Company and/or ABT in connection with Permitted Bond Financing, the Issuing Bank shall have confirmed to Agent and the Banks that the conditions to effectiveness of the documents and agreements governing the Permitted Bond Financing shall be satisfied upon the issuance of such Letter of Credit.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by Company and (if applicable) the relevant Permitted Borrower of the matters set forth in this Section 3.2(a) through (i).

     3.3  Participations in Letters of Credit.  Immediately upon the issuance of
          -----------------------------------
any Letter of Credit, each Bank shall be deemed to have, without further action on the part of the relevant Issuing Bank, Agent or any Bank, irrevocably and unconditionally purchased and received, without recourse or warranty, a participation in and assignment of the Issuing Bank's engagement under such Letter of Credit in an amount equal to each such Bank's then Adjusted Percentage of the face amount of such Letter of Credit, and Banks hereby absolutely and unconditionally assume, as primary obligors and not sureties, and unconditionally agree to pay and discharge when due in accordance with the terms hereof, their respective Adjusted Percentages of the Letter of Credit Payments under such Letters of Credit. Each Issuing Bank shall within one month of issuance of any Letter of Credit deliver to each Bank a Letter of Credit Notice with respect to the issuance of each Letter of Credit issued by it, specifying the amount thereof and each Bank's Adjusted Percentage thereof as of the date of such issuance.

     3.4  Letter of Credit Fees.  Company and each Permitted Borrower agrees to
          ---------------------
pay to Agent, for the accounts of the Banks, Letter of Credit Fees with respect to the undrawn face amount of their respective Letters of Credit issued pursuant hereto at a per annum rate equal to the Margin applicable for Letters of Credit. Such fees shall be payable on each Quarterly Payment Date and shall be assessed for the actual number of days elapsed from the date of issuance of the Letter of Credit until its expiration and shall be payable (i) quarterly in advance in the case of fees payable with respect to the Letter of Credit issued in support of the Permitted Bond Financing and (ii) quarterly in arrears in each other case. Upon receipt of such payment,

Agent shall make prompt payment to each Bank of its share of the Letter of Credit Fees, based upon the Adjusted Percentage interests of each such Bank in the Letters of Credit to which such Letters of Credit Fees relate.

          For the purpose of calculation of such Letter of Credit Fees, Agent shall, as of each Quarterly Payment Date, calculate the Dollar Amount equivalent to the face amounts of Letters of Credit denominated in Alternative Currencies and, until the next succeeding quarterly calculation of such Dollar Amount, such Letter of Credit Fees shall be assessed on the basis of such calculation.

     3.5  Issuance Fees.  In connection with the Letters of Credit, the Company
          -------------
and applicable Permitted Borrowers will pay, for the sole accounts of the relevant Issuing Bank, letter of credit issuance fees and standard administration, payment and cancellation charges assessed by such Issuing Bank, at the times, in the amounts and on the terms separately agreed upon (or to be separately agreed upon from time to time) between such Issuing Bank and Company or the applicable Permitted Borrower.

     3.6  Draws Under Letters of Credit.
          -----------------------------

          (a) Upon receipt of any draw (or, in the case of the Letter of Credit related to the Permitted Bond Financing, receipt of notice of a draw from the trustee for the bondholders under the Permitted Bond Financing) against a Letter of Credit, the relevant Issuing Bank shall promptly notify Company and (if applicable) the relevant Permitted Borrower of the amount of such draw and the date for payment of such draw; provided, however, that in the case of the Letter of Credit or Letters of Credit issued in support of the Permitted Bond Financing, any notice of drawing delivered to Company or ABT by the trustee for the bondholders thereunder shall constitute the Issuing Bank's notice of such drawing. The Company and each Permitted Borrower hereby agree to deposit with the relevant Issuing Bank, on the first Business Day subsequent to such notice, funds sufficient to pay all Letter of Credit Obligations with respect to such draws. So long as all of the conditions set forth in Sections 2.3 and 10.2 hereof are complied with, Company and the Permitted Borrowers shall be entitled to fund such deposit with proceeds of an Advance requested in accordance with Section 2.3 hereof. In the event that sufficient funds are not so deposited on or before the date for payment of a draw, the relevant Issuing Bank shall so notify Agent and Agent shall so notify Banks and, immediately upon the Issuing Bank's payment under any Letter of Credit and for all purposes of this Agreement and the Documents, the amount paid as a result of such draw: (i) notwithstanding anything to the contrary set forth in or required under Section 2.3 hereof, shall constitute an advance of a Revolving Credit Loan made by Banks in accordance with the Adjusted Percentages in effect on such date, whether or not the Company or the relevant Permitted Borrower is then entitled to request Advances under this Agreement or is in default hereunder or otherwise (and the Company and the Permitted Borrowers shall not be entitled to refuse any such Advance); (ii) shall be evidenced by the Revolving Credit Notes of Company or the Permitted Borrower to whom such Letter of Credit relates;
               (iii) shall bear interest at the Default Rate until repaid; and
               (iv) shall be due and payable on demand.

          (b) Any amounts so paid by an Issuing Bank pursuant to a draft against any Letter of Credit (regardless of whether it is considered to be an Advance), with interest thereon as aforesaid, shall be considered to be a Revolving Credit Loan for all purposes of this Agreement and the Documents, and shall be covered thereby to the full extent thereof.

          (c) In the event that Company or any Permitted Borrower fails to deposit with an Issuing Bank funds sufficient to pay Letter of Credit Obligations with respect to any draw (whether through an Advance requested pursuant to Section 2.3 or otherwise) on a timely basis, from the date of the Issuing Bank's notice to Agent of its payment on such draw until such Letter of

               Credit Obligations resulting from such draw shall have been paid, neither Company nor any Permitted Borrower shall be entitled to request or receive any direct Advance under Revolving Credit Notes or to request or receive any other Loans or the issuance of Letters of Credit hereunder.

     3.7  Funding of Letter of Credit Payment as Advance.  By or before 11:30
          ----------------------------------------------
a.m. (Detroit Time) on the date for payment of any draw on any Letter of Credit, the relevant Issuing Bank shall notify Agent and Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such draw (providing each Bank with a copy of the draft and accompanying certificate), and, if applicable, the amount of resulting Advances to be made pursuant to Section 3.6(a) hereof. If such an Advance is required pursuant to Section 3.6(a) hereof, each Bank hereby irrevocably and unconditionally agrees to make available the amount of its Adjusted Percentage of such Advance in immediately available funds in Dollars to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan, no later than 2:00 p.m. (Detroit time) on the date the Letter of Credit Payments are to be made in connection with such draw and Agent shall promptly deliver to the relevant Issuing Bank in like funds, all amounts so made available to it. In the event such draw is not considered to be or is subsequently determined not to constitute an Advance hereunder, each Bank shall nevertheless be obligated to purchase from the Issuing Bank a participation interest in its Adjusted Percentage of the draw, for an amount equal to its Adjusted Percentage thereof. If such amount is not in fact made available by such Bank, as aforesaid, the Issuing Bank shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon the Issuing Bank's demand therefor, the Issuing Bank shall promptly notify Company or the relevant Permitted Borrower and Company or such Permitted Borrower shall immediately repay such amount. The Issuing Bank shall also be entitled to recover from such Bank, Company or the relevant Permitted Borrower, as the case may be, interest on such amount in respect of each day from the date such amount was paid by the Issuing Bank pursuant to the draft related thereto, at a rate per annum equal to: (i) in the case of Company or a Permitted Borrower, the Default Rate; and
(ii) in the case of a Bank, the Federal Funds Effective Rate until two (2) Business Days after such amount was paid by the Issuing Bank and thereafter, the Default Rate determined in accordance with clause (a)(ii) of the definition thereof. The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, or to fund its Adjusted Percentage of any Letter of Credit Payment, as the case may be, and no Bank shall have any liability to Company, any Permitted Borrower, the Agent, the Issuing Bank or any other Bank for another Bank's failure to make any such Advance hereunder, or to fund the Adjusted Percentage of any other Bank.

     3.8  Obligations Irrevocable.  The obligations of Company and the Permitted
          -----------------------
Borrowers to make payments to Issuing Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, and the obligations of Banks to make Advances with respect to and purchase interests in, Letter of Credit Payments pursuant to Section 3.7 hereof, shall be irrevocable and not subject to any qualification or exception whatsoever, including:

          (a) invalidity or unenforceability of this Agreement or any other Documents or any portions hereof or thereof;

          (b) the existence of any claim, set-off, defense or other right which Company or any Permitted Borrower or any Bank may have against a beneficiary named in a Letter of Credit, Agent, the Issuing Bank, any Bank or any other Person;

          (c) any draft, certificate or any other document presented in connection with a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d)  the occurrence of any Default or Event of Default;

          (e) payment by the Issuing Bank (other than as a result of its gross negligence or willful misconduct) under any Letter of Credit against presentation of a draft or accompanying certificate which does not comply with the terms of the Letter of Credit;

          (f) any failure, omission, delay or lack on the part of Agent, the Issuing Bank or any party to this Agreement or any of the Documents to enforce, assert or exercise any right, power or remedy conferred upon Agent, the Issuing Bank or any such party under this Agreement or any Documents, or any other acts or omissions on the part of the Agent, the Issuing Bank or any such party;

          (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company, any Permitted Borrower and/or the Subsidiaries; the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment or other similar proceedings affecting the Company and/or the Subsidiaries, or any of their respective assets, or any allegation or contest of the validity of this Agreement or any of the Documents, in any such proceedings; and

          (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, and any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Company or any Permitted Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any of the Documents.

     3.9  Risk Under Letters of Credit.
          ----------------------------

          (a) In assigning and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, the Issuing

               Banks shall (as among the Issuing Banks and the Banks) have the sole right to take or refrain from taking any and all actions under or upon their respective Letters of Credit; provided, however, that without the prior written concurrence of the Banks, the Issuing Banks shall not: (i) amend, modify, terminate or release any of the obligations of Company or any Permitted Borrower respecting Letters of Credit or under any of said documents or instruments or any security interest, mortgage or guaranty given with respect thereto except releases of bonds which are remarketed pursuant to and as provided in the Bond Pledge Agreement; (ii) compromise any claim or waive any right or privilege against Company or any Permitted Borrower; or (iii) settle any litigation respecting any Letter of Credit or any of said documents and instruments.

          (b) Subject to other terms and conditions of this Agreement, each Issuing Bank shall hold the Letter of Credit Agreements and the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with its regularly established practices and procedures and the Issuing Banks will have no further obligation with respect thereto. In the administration of Letters of Credit, the Issuing Banks shall not be liable (except for the consequences solely resulting from its own willful misconduct or gross negligence) for any action taken or omitted, and shall be entitled at all times to rely upon on the advice of counsel, accountants, appraisers and other experts selected by them and may rely upon any notice, communication, certificate or other statement from Company or any Permitted Borrower, beneficiaries of Letters of Credit, or any other Person which such Issuing Bank believes to be authentic. Each Issuing Bank will, upon request, furnish the Banks with copies of their respective Letter of Credit Agreements, Letters of Credit and documents related thereto.

          (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, the Issuing Banks make no representation and shall have no responsibilities with respect to: (i) the obligations of Company or any Permitted Borrower or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same; (ii) the financial condition of, any representations made by, or any act or omission of Company or any Permitted Borrower or any other Person; or (iii) any failure or delay in exercising any rights or powers possessed by the Issuing Bank in its capacity as issuer of Letters of Credit.

          (d) If at any time Agent or an Issuing Bank shall recover any part of any unreimbursed amount for any Letter of Credit Obligation, or any interest thereon, they shall receive same for the pro rata benefit of the Banks in accordance with their respective Adjusted Percentage interests therein and shall promptly deliver to each Bank its share thereof, less Bank's pro rata share of the costs of such recovery, including court costs and reasonable attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's share of such payment, such Bank will promptly pay over such excess to Agent for redistribution in accordance with this Agreement.

     3.10 Indemnification.  The Company and each Permitted Borrower hereby
          ---------------
indemnifies and holds Agent, each Issuing Bank and each of the Banks harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such party may incur (or which may be claimed against any such party by any person) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, however, that the Company and the Permitted Borrowers shall not be required to indemnify Agent, the Issuing Banks or the Banks pursuant to this Section 3.10 for claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful and wrongful failure or willful and wrongful misconduct or gross negligence of the Agent the relevant Issuing Bank or such Bank. Nothing in this Section 3.10 is intended nor shall be deemed to limit, reduce or otherwise affect in any manner whatsoever the reimbursement obligation of Company or any Permitted Borrower contained in Section 3.6 hereof.

     3.11 Right of Reimbursement.  Each Bank agrees to reimburse the Agent and
          ----------------------
the Issuing Banks on demand, pro rata in accordance their Percentages, for: (i) the out-of-pocket costs and expenses of the Agent or the Issuing Bank to be reimbursed by Company or a Permitted Borrower pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or a Permitted Borrower; and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against an Issuing Bank in its capacity as issuer of any Letter of Credit in any way relating to or arising out of this Agreement, any Letter of Credit, any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by the Issuing Bank as a result of its gross negligence or willful misconduct.

4.   THE INDEBTEDNESS: SWING LOAN
     ----------------------------

     4.1  Swing Loan.  Subject to the terms and conditions of this Agreement,
          ----------
Agent agrees to lend to Company, in Dollars, at any time from the Closing until the Revolving Credit Maturity Date, Swing Loans in aggregate principal amount outstanding from time to time not to exceed the Swing Loan Commitment. All of the Loans under this Section 4.1 shall be evidenced by the Swing Loan Note under which advances, repayments and readvances may be made, subject to the terms of this Agreement.

     4.2  Type of Loan and Maturity.  The Swing Loan Note, and all principal and
          -------------------------
interest outstanding thereunder, shall mature and become due and payable on the Revolving Credit Maturity Date. Each Swing Loan from time-to-time outstanding hereunder shall bear interest either at its Swing Loan Quoted Rate (if offered by Agent and accepted by Company) or the Prime-based Rate. The amount and date of each Swing Loan, its Applicable Interest Rate, and the date and amount of any repayment shall be noted on Agent's records, which records shall be presumed correct absent manifest error.

     4.3  Requests for Swing Loans.  Company may request Swing Loans by delivery
          ------------------------
to Agent of a Request for Swing Loan executed by an authorized officer of Company and subject to the following:

          (a) each such Request for Swing Loan shall set forth all other information required on the Request for Swing Loan form including, in the case of any Advance at a Swing Loan Quoted Rate, the interest rate and Interest Period quoted by Agent to Company with respect thereto;

          (b) each such Request for Swing Loan shall be delivered to Agent by 10:00 a.m. (Detroit time) on such proposed date;

          (c) the principal amount of such Advance shall be at least Two Hundred Fifty Thousand Dollars ($250,000), or a greater integral multiple of Fifty Thousand Dollars ($50,000);

          (d) a Request for Swing Loan, once delivered to Agent, shall not be revocable by Company;

          (e) the sum of: (i) the Requested Amounts as of the date for the requested Advance, plus (ii) the Usage as of the date for the requested Advance, minus (iii) the amount of any Advances to be refunded or converted with such Advance, shall not exceed the Revolving Credit Commitment;

          (f) the sum of: (i) the Advance requested, and (ii) the principal amount of all other Swing Loans then outstanding, shall not exceed the Swing Loan Commitment then in effect;

          (g) each Request for Swing Loan shall constitute a certification by the Company as of the date thereof that all of the conditions set forth in Section 10.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested;

     4.4  Disbursement of Swing Loans.  The Agent may advance funds under the
          ---------------------------
Swing Notes upon telephone request made by any one of those officers or agents of Company authorized by resolution of Company's board of directors to make such requests. Any such telephone request shall satisfy the time requirements set forth in Section 4.2 above. Company hereby authorizes Agent to disburse Swing Loans pursuant to the instructions of any officer or agent so identified. On the same day as such telephonic request for an Advance is made, the officer or agent requesting the Advance shall deliver a Request for Swing Loan to Agent, executed by an authorized officer or agent of Company and, until such Request for Swing Loan is received by Agent, the telephone request itself shall constitute the Company's certification of the matters set forth in Section 4.2(g).

     4.5  Swing Loan Refunding.
          --------------------

          (i) The Agent may at any time in its sole and absolute discretion and shall, in the case of any Swing Loan that is outstanding in excess of thirty
(30) days, require that any Swing Loan be refunded by a Revolving Credit Loan which is a Prime-based Loan, and upon notice thereof by the Agent to the Company and the Banks, the Company shall be deemed to have requested a Revolving Credit Loan bearing interest at the Prime-based Rate in an amount equal to the amount of any such Swing Loan, and such Revolving Credit Loan shall be made to refund such Swing Loan. Such Revolving Credit Loan shall be disbursed, and each Bank shall make its Adjusted Percentage thereof available, notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in
Section 10.2 hereof or any other condition; provided, however, that such
                                            -----------------
disbursement: (A) shall not be deemed to be a waiver of any Event of Default or Default, if any, and (B) shall be made by each Bank on the Business Day after such notice is made to the Bank. If for any reason (including without limitation as a result of the occurrence of a bankruptcy filing), Revolving Credit Loans may not be made and the Agent is then requiring that any Swing Loan be refunded by a Revolving Credit Loan, effective on the date each Revolving Credit Loan would otherwise have been made under this Section 4.4, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of a disbursement of any Revolving Credit Loan, to the extent of such Bank's Adjusted Percentage interest in the Revolving Credit Commitment, purchase a participation interest in such Swing Loan. Upon any receipt of payments of principal and interest on the Swing Loan subsequent to the Banks' purchase of participating interests pursuant to the foregoing sentence, Agent shall make prompt payment to each Bank of its share thereof, based upon the prorated participating interests purchased in such Swing Loans.

          (ii) Each Bank's obligation to comply with the terms of this Section 4.4, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against the Agent, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company; (iv) any breach of this Agreement by Company, any Permitted Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

5.   THE INDEBTEDNESS: LINE OF CREDIT LOANS
     --------------------------------------

     5.1  Line of Credit Commitment.  Subject to the terms and conditions of
          -------------------------
this Agreement, each Bank severally agrees to lend to Company in Dollars, at any time and from time to time from the Closing Date until the Line of Credit Maturity Date, and Company may borrow, repay and reborrow sums not to exceed, in aggregate amount at any time outstanding, such Bank's respective Percentage of Line of Credit Commitment in effect from time to time. All of the Loans under this Section 5 shall be evidenced by Line of Credit Notes under which advances, repayments, and readvances may be made, subject to the terms and conditions of this Agreement.

     5.2  Type of Loan and Maturity.  The Line of Credit Notes, and all
          -------------------------
principal and interest then outstanding thereunder, shall mature and become due and payable in full on the Line of Credit Maturity Date. Each Line of Credit Loan from time to time outstanding hereunder shall be either a Prime-based Loan or a Eurocurrency-based Loan as the Company may elect or as otherwise applicable pursuant to the provisions hereof. The amount and date of each Line of Credit Loan, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be presumed correct absent manifest error.

     5.3  Requests for Line of Credit Loans.  Company may request a Line of
          ---------------------------------
Credit Loan by delivery to Agent of a Request for Line of Credit Loan executed by an authorized officer of Company and subject to the following:

          (a) each such Request for Line of Credit Loan shall set forth the information required on the Request for Line of Credit Loan form;

          (b) each such Request for Line of Credit Loan shall be delivered to Agent by 10:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Loan, except in the case of a Prime-based Loan, for which the Request for Line of Credit Loan must be delivered by 10:00 a.m. (Detroit time) on such proposed date;

          (c) the principal amount of such Advance, plus the amount of any outstanding Advance under the Line of Credit Notes having the same Applicable Interest Rate and Interest Period shall be at least: (i) in the case of a Prime-based Loan, Two Million Dollars ($2,000,000), or a greater integral multiple of One Hundred Thousand Dollars ($100,000); (ii) in the case of a Eurocurrency-based Loan, Five Million Dollars ($5,000,000) or a greater integral multiple of One Hundred Thousand Dollars ($100,000);

          (d) a Request for Line of Credit Loan, once delivered to Agent, shall not be revocable by Company;

          (e) the sum of: (i) the principal amount of the requested Advance, plus (ii) the Line of Credit Loans outstanding as of the date for the requested Advance, minus (iii) the amount of any Advances to be refunded or converted with such Advance, shall not exceed the Line of Credit Commitment;

          (f) each Request for Line of Credit Loan shall constitute a certification by the Company as of the date thereof that all of the conditions set forth in Section 10.2 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested.

     The Agent may advance funds under the Line of Credit Notes upon telephone request made by any one of those officers or agents of Company authorized by resolution of Company's board of directors to make such requests. Any such telephone request shall satisfy the time requirements set forth in Section 5.3(b) above. Company hereby authorizes Agent and each Bank to disburse Line of Credit Loans pursuant to the instructions of any officer or agent so identified. On the same day as such telephonic request for an Advance is made, the officer or agent requesting the Advance shall deliver a Request for Line of Credit Loan to Agent, executed by an authorized officer or agent of Company and, until such Request for Line of Credit Loan is received by Agent, the telephone request itself shall constitute the Company's certification of the matters set forth in
Section 5.3(f) above.

     5.4  Disbursement of Loans.  Upon receiving any Request for Line of Credit
          ---------------------
Loan (or telephone request) under Section 5.3 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone, including facsimile transmission (confirmed by wire or telex) of the date for such Advance, its Applicable Interest Rate and the amount and currency of the Advance to be made by said Bank pursuant to its Percentage of the Line of Credit Commitment.
Unless the conditions for Loans are not then met each Bank shall, not later than 2:00 p.m. (Detroit time) on the date of such Advance, make available the amount of its Percentage of the Advance in immediately available funds in the currency of the Advance to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan. Subject to submission of an executed Request for Line of Credit Loan without exceptions noted in the compliance certification therein, Agent shall make available to Company not later than 4:00 p.m. (Detroit time) on such date, the aggregate of the amounts so received by it in like funds by credit to an account of Company, maintained with Agent or to such other account or third party as Company may direct. Unless Agent shall have been notified by any Bank prior to the funding of any proposed Advance that such Bank does not intend to make its Percentage of the Advance available, Agent may assume that such Bank has made such amount available on such date and may, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company shall repay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, in Dollars interest on such amount in respect of each day from the date such amount was made available by Agent to the date such amount is recovered by Agent, at a rate per annum equal to the Applicable Interest Rate, in the case of Company, and the Federal Funds Effective Rate in the case of a Bank. The obligation of any Bank to make any Advance shall not be affected by the failure of any other Bank to make any Advance and no Bank shall have any liability to Company, the Agent, or any other Bank for another Bank's failure to make any Advance hereunder.

     5.5  Line of Credit Facility Fee.  On each Quarterly Payment Date during
          ---------------------------
the period from the Closing Date to the Line of Credit Maturity Date, and on the Line of Credit Maturity Date, the Company shall pay to the Agent on behalf of Banks, quarterly in arrears, the Line of Credit Facility Fee in an amount equal to Line of Credit Commitment multiplied by the Margin in effect from time to time during such period. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Line of Credit Facility Fee, based upon its Percentage of the Line of Credit Commitment in effect during the applicable period.

     5.6  Optional Reduction or Termination of Line of Credit Commitment.  Upon
          --------------------------------------------------------------
at least five (5) Business Days' prior written notice to the Agent, the Company may permanently reduce the Line of Credit Commitment, in whole or in part, provided that:

          (a) each partial reduction of the Line of Credit Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof.

          (b) each reduction or termination shall be accompanied by the payment of the Line of Credit Facility Fee accrued on the amount of the Line of Credit Commitment so reduced through the date of such reduction or termination;

          (c) the Company shall prepay Line of Credit Loans in the amount, if any, by which the Line of Credit Loans as of the date of such reduction exceed the amount of the Line of Credit Commitment as so reduced, together with interest thereon to the date of prepayment and any additional amounts required thereon pursuant to Section 8.1 hereof;

          (d) the Line of Credit Commitment, as so reduced, shall not be less than the sum of Line of Credit Loans then outstanding; and

          (e) to the extent such reduction in the Line of Credit Commitment results from a reduction in the Line of Credit Commitment pursuant to Section 5.8 hereof, such reduction shall be applied on non-prorata basis to reduce or terminate (as applicable) the portion of the Line of Credit Commitment held by the Bank or Banks whose Percentage of Line of Credit is being terminated.

     5.7  Purpose of Line Credit Loans.  Line of Credit Loans shall be available
          ----------------------------
to and used by Company for its general corporate purposes, and to fund intercompany loans and advances to Subsidiaries for the general corporate purposes of such Subsidiaries.

     5.8  Extensions of Line of Credit Maturity Date.
          -------------------------------------------

          (a)  Extension Request.  Notwithstanding anything contained in this
               -----------------
               Agreement to the contrary, not later than sixty (60) days prior to the Line of Credit Maturity Date then in effect, the Company may, by delivery of a duly completed Extension Request, irrevocably request that each Bank extend the then existing Line of Credit Maturity Date for additional periods of not greater than three hundred sixty four (364) days. Promptly upon receipt of an Extension Request the Agent shall notify each Bank thereof, by delivering to each Bank a copy of the Extension Request.

          (b)  Responses to Extension Request.  Each Bank shall, within thirty
               ------------------------------
               (30) days of receipt of an Extension Notice, notify the Agent whether it consents to the request of the Company set forth in such Extension Request, such consent to be in the sole discretion of such Bank. If any Bank does not so notify the Agent of its decision within such thirty (30) day period, such Bank shall be deemed not to have consented to such request of the Company.

          (c)  Notice of Consents.  The Agent shall promptly notify the Company
               ------------------
               whether the Banks have consented to such request. If the Agent does not so notify the Company within thirty five (35) days of such Extension Request, the Agent shall be deemed to have notified the Company that the Banks have not consented to the Company's request.

          (d)  Non-Consenting Banks.  In the event that any Bank elects not to
               --------------------
               extend the Line of Credit Maturity Date or fails to so notify the Agent of such consent, (i) if any other Bank which agrees to the requested extension, or any other financial institution acceptable to the Company and the Agent offers to purchase such non-consenting Bank's Loans, Notes and rights and obligations hereunder, such non-consenting Bank will promptly assign, sell and transfer all of its right, title, interest and obligations with respect to the foregoing to such other Bank or financial institution pursuant to Section 16.5(a) hereof, or (ii) Company may, in accordance with the provisions of Sections 2.6 and 5.6 hereof reduce the Line of Credit Commitment by an amount equal to such nonconsenting Bank's Percentage of Line of Credit whereupon such nonconsenting Bank's rights and obligations to make Line of Credit Loans shall be terminated.

          (e)  Extension Denial.  In the event that any Bank fails to grant an
               ----------------
               Extension Request and, on or before ten (10) days prior to the Line of Credit Maturity Date (i) no Bank or financial institution acquires the Loans, Notes and other rights and obligations of such non-consenting Bank, and (ii) the Company has not elected to reduce the Line of Credit Commitment pursuant to subsection
               (d)(ii) above; the Extension Request shall be deemed to be denied.

          (f)  Extension Consent.  In the event that: (a) either (i) all of the
               -----------------
               Banks consent to the Extension Request; (ii) each Bank that did not consent to the Extension Request is replaced pursuant to subsection (d)(i) above, or (iii) the Line of Credit Commitment is reduced by amounts equal to the Percentage of Line of Credit of such nonconsenting Bank or Banks; and (b) none of the Banks which have consented to the extension or the Line of Credit Maturity Date withdraw their consent prior to the Line of Credit Maturity Date then in effect, the Line of Credit Maturity Date shall be extended effective upon the Line of Credit Maturity Date then in effect to the date designated on the Extension Request.

6.   TERM LOAN
     ---------

     6.1  Term Loan Repayment.  The Term Loan shall be repaid in accordance with
          -------------------
the terms of the Term Notes in quarterly principal installments equal to the Term Installment Amount commencing June 30, 1997 and continuing on each Quarterly Payment Date thereafter until the Term Loan Maturity Date, when the entire unpaid principal balance of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable in full. Interest on the Term Loan shall accrue at the Applicable Interest Rate for the Term Loan and shall be payable on each Quarterly Payment Date hereafter until the Term Loan is paid in full. Amounts paid or prepaid on the Term Loan shall not be available for readvance hereunder.

7. INTEREST, FEE AND INTEREST CALCULATION, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS
     ----------------------------------------------------------------------

     7.1  Interest.  The Notes and the Loans hereunder shall bear interest from
          --------
the date thereof on the unpaid principal balance thereof from time to time outstanding, at the Applicable Interest Rates, as selected by Company or (as applicable) the Permitted Borrowers or as otherwise applicable pursuant to the provisions of this Agreement from time to time, provided, however, that in no event shall any Bank's Notes or Loans bear interest at a rate greater than its Highest Lawful Rate. Interest with respect to each type of Loan shall be payable on the last day of each Interest Period applicable thereto, provided however, that if such Interest Period is longer than three (3) months, interest shall also be payable three (3) months following the first day of such Interest Period. Notwithstanding the foregoing, in the event and so long as an Event of Default of the type described in Section 14.1(a) or (b) hereof shall exist, or in the event that indebtedness hereunder shall be accelerated as the result of an Event of Default, all principal outstanding under the Notes shall bear interest, payable on demand, from the date of such Event of Default or acceleration at a rate per annum equal to the Default Rate, provided, however, that in no event shall any Bank's Notes, Loans or other Indebtedness bear interest at a rate greater than the Highest Lawful Rate applicable to such Bank.

     7.2  Calculations.  Fees and interest on all Loans shall be calculated on
          ------------
the basis of a 360 day year for the actual number of days elapsed in the period for determination thereof. The rates at which Fees accrue shall change on the effective date of any adjustment of the relevant Margins. Additionally, the interest rate with respect to any Prime-based Loan shall change on the effective date of any change in the Prime Rate or Alternate Base Rate (as applicable).

     7.3  Conversion and Renewal of Loans.  Providing that no Event of Default
          -------------------------------
shall have occurred and be continuing, each outstanding Advance (other than of the Term Loan) will be either paid or renewed or converted into another Advance, in each case as of the last day of its Interest Period for the Advance being paid, renewed or converted; provided that any conversion of a Eurocurrency-based Loan, Bid Loan or Swing Loan bearing interest at a Swing Loan Quoted Rate shall be made only on the last Business Day of the Interest Period applicable thereto or (if made on other than the last day thereof) together with the payment of any additional amounts required under Section 8.1 hereof, and each conversion of an Advance made in an Alternative Currency shall be made with a new advance in the same Alternative Currency. Eurocurrency-based Rates may be selected only for portions of Loans which are in amounts which meet the requirements of Section 2.3(c), in the case of Revolving Credit Loans, and Section 5.3(c), in the case of Line of Credit Loans. The Company and the applicable Permitted Borrowers may select the Applicable Interest Rate and Interest Periods for such renewals and conversions by giving the Agent not less than three (3) Business Days' prior notice in the manner provided in Section 2.3 hereof (in the case of a renewal or conversion of a Revolving Credit Loan) or Section 5.3 hereof (in the case of a renewal or conversion of a Line of Credit Loan), specifying the date of such renewal or conversion, the Advances to be converted, the type of Advance elected and, the duration of the Interest Period therefor. For each renewal or conversion of a Revolving Credit Loan or Line of Credit Loan, the Agent shall promptly notify each Bank of each such request by wire, telex or telephone (including facsimile transmission, confirmed by wire or telex) specifying the date of such renewal or conversion, the Advance to be converted, the type of Advance elected, the Applicable Interest Rate, the duration of the Interest Period therefor and each Bank's Adjusted Percentage (if the notice is related to a Revolving Credit Loan) or Percentage (if the notice is related to a Line of Credit Loan) thereof. If with respect to any Advance outstanding at any time, the Agent does not receive notice of the election three (3) or more Business Days prior to the last day of the Interest Period therefor if such Advance is a Revolving Credit Loan, Line of Credit Loan or Swing Loan, Company and (if applicable) the relevant Permitted Borrower shall be deemed to have elected to convert such Advance to a Prime-based Loan at the end of the then current Interest Period.

     7.4  Prepayments.
          -----------

          (a) Upon not less than two (2) Business Days' prior written or telephonic notice to the Agent (or three (3) Business Days prior written notice in the case of prepayment of an Advance denominated in an Alternative Currency), the Company and the Permitted Borrowers may prepay Revolving Credit Loans, Line of Credit Loans, Swing Loans and Bid Loans in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that: (i) each partial prepayment shall be in an amount not less than Five Hundred Thousand Dollars ($500,000) or greater integral multiple of One Hundred Thousand Dollars ($100,000), (ii) in the case of any Advance bearing interest at a Eurodollar-based Rate, any Bid Loan or any Advance bearing interest at Swing Loan Quoted Rate, such prepayment may only be on the last Business Day of the Interest Period with respect thereto or (if made on other than the last day thereof) together with the payment of any additional amounts required thereon under Section 8.1 hereof;

          (b) Upon not less than three (3) Business Days' prior written notice to Agent, the Company may, at any time and from time to time make payments on the Term Loans in addition to the scheduled payments of principal, with accrued interest on the principal being prepaid to the date of prepayment, provided that, (i) such prepayment shall be accompanied by payment of the Prepayment Compensation Amount; and (ii) partial prepayments of each Term Loan shall be applied to the pro rata reduction of the Term Installment Amount for installments under the related Term Notes falling due subsequent to such prepayment; and (iv) Company shall have no right to reborrow any amount so prepaid.

Each prepayment under this Section 7.4 shall be made to the Agent, and promptly upon receipt thereof, the Agent shall remit to each Bank its share thereof in accordance with its Adjusted Percentage (if such prepayment is on a Revolving Credit Loan) or other pro rata share (if such prepayment is on a Line of Credit Loan, Bid Loan or Term Loan). In each notice of prepayment under this Section 7.4, the Company shall specify the date of prepayment, the amount of the prepayment and the Advances to be prepaid.

8.   SPECIAL PROVISIONS FOR LOANS
     ----------------------------

     8.1  Reimbursement of Prepayment Costs.  As to any Eurocurrency-based Loan,
          ---------------------------------
Bid Loan or Swing Loan bearing interest at a Swing Loan Quoted Rate, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (whether pursuant to this Article, or by acceleration, or otherwise), or if an Applicable Interest Rate shall be changed (other than as a result of a change in the Margin occurring pursuant to the terms hereof) during any Interest Period pursuant to this Article, or if Company or any Permitted Borrower shall fail to borrow any such Advance on the date requested therefor, Company and each Permitted Borrower hereby agrees to reimburse Banks on demand for any costs incurred by Banks as a result of the timing thereof, including but not limited to any net costs incurred in liquidating or employing deposits from third parties, to each Bank which shall have delivered to Company a certificate setting forth in reasonable detail the basis for determining such costs, which certificate shall be presumed correct in the absence of manifest error.

     8.2  Agent's Eurocurrency Lending Office.  For any Loan for which the
          -----------------------------------
Applicable Interest Rate is the Eurocurrency-based Rate, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or if any Bank shall designate as its eurocurrency lending office an office which maintains books separate from those of the rest of such Bank, Agent or such Bank shall have the option of maintaining and carrying the relevant Loan on the books of such office, provided, however, that Company and the Permitted Borrowers shall not be obligated to reimburse Agent and the Banks pursuant to Section 8.5 hereof with respect to increased costs described thereunder to the extent that (a) such increased costs result solely from Agent's change in its designation of the Eurocurrency Lending Office or from a Bank's designation of a eurocurrency lending office, and (b) such increased costs exceed the amount that would otherwise have been payable pursuant to Section 8.5 in the absence of such redesignation by Agent or designation by a Bank.

     8.3  Circumstances Affecting Eurocurrency-based Availability.  If with
          -------------------------------------------------------
respect to any

Interest Period for a Eurocurrency-based Loan, Agent or any Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to any Bank for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, the obligations of Banks to make Eurocurrency-based Loans for such Interest Periods, and the right of Company and the Permitted Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Loan for such Interest Period shall be suspended until the Agent notifies Company that such circumstance no longer exists.

     8.4  Laws Affecting Eurocurrency-based Loan Availability.  If, after the
          ---------------------------------------------------
date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective eurodollar lending offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective eurodollar lending offices) to honor its obligations hereunder to make or maintain any Loan or Advance with interest at the Eurocurrency-based Rate, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter: (a) the obligations of Banks to make Eurocurrency-based Loans and the right of Company and the Permitted Borrowers to convert an Advance or refund an Advance as a Eurocurrency-based Loan shall be suspended; and (b) if any of the Banks may not lawfully continue to maintain a Eurocurrency-based Loan to the end of the then current Interest Period, the Prime-based Rate shall be the Applicable Interest Rate for such Bank's Eurocurrency-based Loans for the remainder of such Interest Period.

          Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of a condition that would make it unlawful or impossible to maintain any Loan or Advance with interest at the Eurocurrency-based Rate, it will, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to make, fund or maintain the affected Eurocurrency-based Loans of such Bank through another lending office of such Bank if, as a result thereof, such illegality or impossibility would cease to exist, and if, as determined by such Bank, in its reasonable discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank.
Company and each Permitted Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing such other lending office of such Bank pursuant to this Section 8.4.

     8.5  Increased Costs.  In the event that any change after the date hereof
          ---------------
in applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Agent or any Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority:

          (a) shall subject any of the Banks or Agent (or any of their respective holding companies or eurocurrency lending offices) to any tax, duty or other charge with respect to any Loan or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective holding companies or eurocurrency lending offices) of the principal of or interest on any Loan or any Note or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income or gross receipts of any of the Banks or Agent or any of their respective holding companies or eurocurrency lending offices imposed by the jurisdiction in which Agent's or such Bank's principal executive office or eurodollar lending office is located); or

          (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurocurrency-based Loan any such requirement included in an applicable Eurodollar Reserve Requirement), risk-based capital requirement, liquidity ratio or special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks or Agent (or any of their respective holding companies or eurocurrency lending offices) or shall impose on any of the Banks or Agent (or any of their respective holding companies or eurodollar lending offices) or the foreign exchange and interbank markets or other condition affecting any Loan or any of the Notes or any commitment of Agent or any Bank under this Agreement;

and the result of any of the foregoing is to increase the costs to any of the Banks or Agent of making, renewing or maintaining any part of the Loans or its commitments hereunder or to reduce the amount or rate of return on any sum received or receivable by Agent or any of the Banks under this Agreement, or under the Notes, or under any Letter of Credit Agreement, then such Bank (if applicable) shall promptly notify Agent, and Agent shall promptly notify Company and (if applicable) such Bank or Banks of such fact and demand compensation therefor and, Company and each Permitted Borrower hereby agrees to pay to Agent or such Bank such additional amount or amounts as will compensate such Agent or Bank or Banks for such increased costs or reduced return within thirty (30) days of such notice, with respect to all such increased costs or reduced returns attributable to the period commencing not earlier than sixty (60) days prior to such notice. In the event that such tax, duty, other charge, or imposition or modification of reserve requirement is subsequently reversed, Agent shall promptly notify Company and such Bank or Banks of such fact and Agent or such Bank or Banks (as applicable) will within thirty (30) days of such notice, pay Agent for distribution to Company or the applicable Permitted Borrower the amount, if any, necessary to compensate Company or the applicable Permitted Borrower therefor. A certificate of the Bank demanding such compensation setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate shall be presumed to be correct in the absence of manifest error.

9.   PAYMENTS
     --------

     9.1  Payment Procedure.
          -----------------

          (a) All payments by Company and the Permitted Borrowers of principal of, or interest on, the Notes or of Fees, or of Letter of Credit Obligations shall be made without setoff, deduction or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in immediately available funds to Agent. Upon receipt of each such payment, the Agent shall make payment to each Bank in like funds on the same day of all amounts received by it to the extent received for the account of such Bank. Issuance fees and charges related to Letters of Credit which are payable for the sole account of any Issuing Bank pursuant to Section 3.5 hereof shall be paid as and when separately agreed upon by Company and such Issuing Bank.

          (b) Unless the Agent shall have been notified by Company or a Permitted Borrower prior to the date on which any payment to be made by Company or such Permitted Borrower is due, that Company or such Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume such payment has been remitted when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If such payment has not in fact been remitted to the Agent, each Bank shall forthwith on demand, repay to the Agent the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate equal to the Federal Funds Effective Rate, as the same may vary from time to time.

          (c) Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made (except as specifically indicated to the contrary herein) on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

          (d) All payments of principal and interest on each Advance shall be payable by Company and the Permitted Borrowers in the Permitted Currency in which such Advance was originally made. All other payments of fees and reimbursements by Company or any Permitted Borrower to Agent and/or the Banks shall be made in Dollars.

     9.2  Application of Proceeds.  Notwithstanding anything to the contrary in
          -----------------------
this Agreement, during the continuation of any Event of Default, the proceeds of any offsets, voluntary payments by Company, any Permitted Borrower or others and any other sums received or collected in respect of the indebtedness hereunder shall be applied first to the costs and expenses of Agent in enforcement and collection and, second, to the indebtedness and obligations of Company and the Permitted Borrowers hereunder in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding, and then, if there is any excess, to Company.

     9.3  Pro-rata Recovery.  If any Bank shall obtain any payment or other
          -----------------
recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the indebtedness and obligations of Company or any Permitted Borrower hereunder (exclusive, however, of any payment or recovery received by Agent on Swing Loans) in excess of its pro rata share of payments then or thereafter obtained by all Banks upon all such indebtedness and obligations, such Bank shall purchase from the other Banks such participations in the Notes and/or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding as of the date of the Event of Default; provided, however, that (i) if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; and (ii) this Section 9.3 shall not require any Bank to share payments received by such Bank while no Event of Default shall have existed either, (x) on any Revolving Credit Loan with respect to which each of the Banks received payment in accordance with their Adjusted Percentages, (y) on any Term Loan payment received by a Bank in accordance with such Bank's pro rata share of such Term Loan, or (z) on any Bid Loan which was paid at the end of its Interest Period.

     9.4  Deposits and Accounts.  In addition to and not in limitation of any
          ---------------------
rights of any Bank or other holder of any Note or assignee of Letter of Credit Agreements and Letter of Credit Obligations under applicable law, each Bank and each other such holder shall, in the event and so long as an Event of Default of the types described in Section 14.1(a) or (b) hereof shall exist, or in the event that indebtedness hereunder shall be accelerated as the result of an Event of Default, and without notice or demand of any kind, have the right to liquidate and collect all property or assets of Company and the Permitted Borrowers (including deposits and other credits), whether presently owned or hereafter acquired, in possession or control of (or owing by) such Bank or other holder for any purpose, and to apply the proceeds of any such liquidations and collections, and offset any amounts owing to Company and the Permitted Borrowers, against obligations hereunder and under the Notes and the Documents, provided, however, that any such amount so applied by any Bank or other holder on any of the Notes shall be subject to the provisions of Section 9.2 and 9.3.

     9.5  Net Payments.  All payments by Company and the Permitted Borrowers
          ------------
under this Agreement or any Document shall be made in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located or in which it has any other contacts or connection that would subject it to taxation therein (collectively, "Taxes")), shall not be less than the amounts otherwise specified to be paid under this Agreement and/or the Documents. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 9.5 submitted to the Company by such Bank shall, absent manifest error, be presumed correct for all purposes. With respect to each deduction or withholding for or on account of any Taxes, Company or the relevant Permitted Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled. Company and the Permitted Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America, any State or political subdivision thereof, or the jurisdiction in which such Bank is incorporated, or a jurisdiction in which the principal office or lending office of such Bank is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Bank shall determine are or were payable by such Bank in respect of amounts payable to such Bank pursuant to this Section 9.5.

     9.6  Tax Treaty Certificate.  Each Bank (and each Person who becomes a Bank
          ----------------------
pursuant to Section 16.5 hereof) that is not incorporated under the laws of the United States of America or a state thereof, or which is lending from a lending office that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the date it becomes a Bank hereunder, it will deliver to Company and the Agent duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form (a "Form 1001 or 4224"), certifying that such Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal taxes. Each Bank that delivers a Form 1001 or 4224 pursuant to the immediately preceding sentence further agrees to deliver to Company and Agent further copies of such Form 1001 or 4224 or other manner of certification, as the case may be, on or before the date that any such form or certification expires or becomes obsolete or upon the occurrence of any event requiring a change in the most recent form or certification previously delivered by it, unless in any such case there has occurred, on or prior to the date on which any such delivery would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or certification with respect to it. Notwithstanding any provision of Section 9.5 to the contrary, Company and the Permitted Borrowers shall not have any obligation to pay any Taxes (except to the extent required by law) pursuant to
Section 9.5 to the extent that such Taxes result from: (i) the failure of any Bank to comply with its obligations pursuant to this Section 9.6; or (ii) any representation made on Form 1001 or 4224 by such Bank proving to have been incorrect, false or misleading in any material respect when made or deemed to be made.

     9.7  Defaulting Banks.  In the event and so long as any Bank shall be a
          ----------------
Defaulting Bank:

          (a) such Bank shall not be entitled to payment of Revolving Credit Facility Fees or Line of Credit Facility Fee accruing for any day during which it is a Defaulting Bank and, immediately after Company's payment of such Revolving Credit Facility Fees or Line of Credit Facility Fee, Agent shall refund to Company that portion of such payment that otherwise would have been paid to such Defaulting Bank attributable to the period that it was a Defaulting Bank;

          (b)  Company may, by written notice to the Agent and such Defaulting
               Bank:

               (i) require non-pro rata reductions of the Commitments in amounts equal to the Defaulting Bank's Percentages thereof, whereupon: (w) such Defaulting Bank's Percentage shall be immediately terminated with respect to each Advance and Letter of Credit to be made or issued (as applicable) subsequent to the date of such notice; (x) the Revolving Credit Commitment shall immediately be reduced by amounts equal to such Defaulting Bank's Percentage of Revolving Credit (immediately prior to its termination), (y) the Line of Credit Commitment shall immediately be reduced by amounts equal to such Defaulting Bank's Percentage of Line of Credit Commitment (immediately prior to its termination), and (z) notwithstanding anything to the contrary herein, the Loans and interests in Letters of Credit of such Defaulting Bank, which were outstanding as of the date it became a Defaulting Bank, shall not be required to be paid or prepaid as a result of the termination of such Defaulting Bank's Percentage of Revolving Credit and Percentage of Line of Credit Commitment or as a result of the corresponding reductions in the Commitments, but (1) in the case of Revolving Credit Loans, Line of Credit Loans and Bid Loans by such Defaulting Bank, shall be repaid on the last day of the then existing Interest Periods therefor, (2) in the case of any Term Loan held by such Defaulting Bank, shall be paid in accordance with such Defaulting Bank's Term Note, and (3) such Defaulting Bank's participating interests in Letters of Credit issued and outstanding at the time it became a Defaulting Bank shall continue until the expiry or surrender of each such Letters of Credit; or

               (ii) require such Defaulting Bank to sell and assign all of its interests hereunder to another Bank or Banks or to another bank or financial institution reasonably acceptable to Agent, in accordance with the procedures set forth in
                    Section 16.5(a) hereof and subject to the terms and conditions of an Assignment Agreement; and

          (c) No election made by Company pursuant to subsection (b) above shall constitute a waiver, release or relinquishment of any claim or cause of action which may have arisen out of the failure or notice by the Defaulting Bank out of which its status as a Defaulting Bank arose.

     9.8  Availability of Alternative Currency.  The Agent and the Banks shall
          ------------------------------------
not be required to make any Advance requested to be made in an Alternative Currency and the Issuing

Banks shall not be required to Issue any Letter of Credit requested to be denominated in an Alternative Currency if, at any time prior to making such Advance or issuance of such Letter of Credit, the Agent (or the relevant Issuing Bank, as the case may be) shall determine, in its sole discretion, that (i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance, or Letter of Credit will not be available to the Agent (or the relevant Issuing Bank, as the case may be) and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Banks to make such Advance, or for such Issuing Bank to issue such Letter of Credit in the applicable Alternative Currency. The Agent shall promptly notify the Company and Banks of any such determination.

     9.9  Refunding Advances in Same Currency.  If pursuant to any provisions of
          -----------------------------------
this Agreement, the Company or any Permitted Borrower repays one or more Advances and on the same day borrows an amount in the same currency, the Agent shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or the applicable Permitted Borrower, or by the Company or the applicable Permitted Borrower to the Agent, as the case may be.

     9.10 Judgment Currency.  The obligation of the Company and of the Permitted
          -----------------
Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by the Bank of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Agent shall, using all amounts obtained or received from the Company and from Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company and of the Permitted Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

10.  CONDITIONS
     ----------

     10.1 Conditions Precedent To Initial Loans and Closing Date.
          ------------------------------------------------------

          The right of Company or any Permitted Borrower to request the initial Loans and Letters of Credit pursuant to this Agreement is subject to, and the Closing Date of this Agreement shall be the date of, satisfaction of the following conditions:

          (a)  Execution of Notes and This Agreement.  Company and each
               -------------------------------------
               Permitted Borrower shall have executed and delivered to Agent for the account of each Bank, the Notes and this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the Notes, Documents and this Agreement shall be in full force and effect.

          (b)  Corporate Authority.  Agent shall have received, with a
               -------------------
               counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of Company and each Permitted Borrower evidencing approval of the borrowing hereunder and execution and delivery of the Documents to which they are party: (ii) certified copies of the Certificates of Incorporation and Bylaws for Company and each Permitted Borrower; (iii) certificates of good standing from the state of Company's incorporation, and from the states of incorporation of each Permitted Borrower and from every state in which either the Company or any Permitted Borrower is qualified to do business; and (iv) incumbency certificates for Company and each Permitted Borrower.

          (c)  Opinion of Counsel.  Company shall furnish Agent, with signed
               ------------------
               copies for each Bank, opinion of counsel to the Company and each of the Permitted Borrowers dated as of the Closing Date, and covering such matters as required by and otherwise satisfactory in form and substance to the Agent and each of the Banks.

          (d)  Other Documents.  As support for all indebtedness of Company
               ---------------
               hereunder: (i) Company, ABT and KenTech shall have each executed and delivered to Agent, in form to be satisfactory to Agent and the Banks and supported by appropriate corporate resolutions in certified form authorizing same, a Guaranty; and (ii) Company shall have executed and delivered to Agent, in form satisfactory to Agent and the Banks, the Pledge, together with certificates evidencing the shares of ABT Canada stock to be pledged to Agent on behalf of the Banks thereunder and assignments separate from such certificates executed in blank for transfer and the original Intercompany Note duly endorsed to Agent, or with a duly endorsed assignment separate from such note.

          (e)  Representations and Warranties - All Parties.  The
               --------------------------------------------
               representations and warranties made by Company and the Permitted Borrowers under this Agreement or any of the Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement hereunder or thereunder or in connection herewith or therewith shall be true and correct in all material respects.

          (f)  Compliance with Certain Documents and Agreements.  Company, ABT,
               ------------------------------------------------
               KenTech and ABT Canada shall have each performed and complied with all agreements and conditions contained in this Agreement, the Documents and any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them and none of them shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

          (g)  No Default.  No Default or Event of Default shall have occurred
               ----------
               and be continuing.

          (h)  Payment of Agent's and Other Fees.  Company shall have paid to
               ---------------------------------
               the Agent all costs and expenses required to be paid on or prior to the Closing Date hereunder.

          (i)  Environmental Reports.  Company shall have delivered to Agent
               ---------------------
               (with copies for each Bank) reports and updates, in form and content satisfactory to Banks, regarding the current status of environmental matters described in the environmental investigation reports delivered to Agent and the Banks pursuant to the Prior Agreement.

          (j)  Other Documents and Instruments.  The Agent shall have received,
               -------------------------------
               with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of the Loans hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

     10.2 Conditions Precedent to All Loans.  The obligation of the Banks to
          ---------------------------------
make all Advances and Loans (other than conversions or continuations of outstanding Loans pursuant to Section 7.3 hereof and Advances required pursuant to Sections 3.6 and 3.7 hereof) and the obligation of the applicable Issuing Bank to issue any Letter of Credit shall be subject to the satisfaction of the following conditions:

          (a)  Effectiveness.  This Agreement shall have become effective as
               -------------
               provided in Section 10.1.

          (b)  No Default; Representations and Warranties.  At the time of the
               ------------------------------------------
               making of such Loan or Advance, or the issuance of such Letter of Credit, and after giving effect thereto: (i) there shall exist no Default or Event of Default; and (ii) all representations and warranties contained herein or in the other Documents shall be true and correct in all material respects, unless such representation and warranty expressly indicates that it is being made as of any other specific date.

          (c)  Adverse Change, etc.  Since December 31, 1996, nothing shall have
               -------------------
               occurred or become known which the Majority Banks or the Agent shall have determined has a Materially Adverse Effect.

          (d)  Enforceability of Documents.  Both before and after such Advance,
               ---------------------------
               the obligations of Company, the Permitted Borrowers and the Restricted Subsidiaries in the Documents shall be valid, binding and enforceable.

          (e)  Limitation on Eurocurrency Interest Periods.  In the case of any
               -------------------------------------------
               Advance to be made at a Eurocurrency-based Rate, upon the making of such Advance there shall be no more than: (i) until six months after the Closing Date ten (10) and, at all times thereafter, seven (7) Interest Periods in effect for Eurocurrency-based Loans denominated in Dollars, and (ii) at all times, three (3) Interest Periods in effect for Eurocurrency-based Loans denominated in Alternative Currencies.

11.  REPRESENTATIONS AND WARRANTIES
     ------------------------------

     In order to induce the Banks to enter into this Agreement and to make Loans and Advances hereunder, the Company and the Permitted Borrowers represent and warrant to the Agent and the Banks.

     11.1 Corporate Status.  Company, each Permitted Borrower and each other
          ----------------
Restricted Subsidiary:

          (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization;

          (b) has the corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals necessary to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, including, without limitation, those required by the Environmental Laws, except for those governmental licenses, authorizations, consents or approvals the failure of which to be so obtained would not have a Material Adverse Effect; and

          (c) is duly qualified and is authorized to do business in, and is in good standing in, all jurisdictions where by virtue of the nature of its activities or extent of its properties it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

     11.2 Corporate Power and Authority; Business.  Company, each Permitted
          ---------------------------------------
Borrower and each other Restricted Subsidiary has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which they are parties and have taken all necessary corporate action to authorize the execution, delivery and performance of the

Documents to which they are parties. Each of them has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, good faith and fair dealing.

     11.3 No Violation.  Neither the execution, delivery or performance by
          ------------
Company or by any Permitted Borrower or by any other Restricted Subsidiary of the Documents to which it is party, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein:

          (a) will result in a contravention of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality which would have a Material Adverse Effect; or

          (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of any of them pursuant to the terms of, any indenture, mortgage, deed of trust, material agreement or other instruments to which any of them are parties; except where such contravention, conflict, inconsistency, breach, default, creation, imposition, obligation or violation would not have a Material Adverse Effect.

     11.4 Litigation.  Except as set forth on Schedule 11.4, there are no
          ----------
actions, judgments, suits or proceedings pending or, to the Company's or any Permitted Borrower's knowledge, threatened with respect to Company or any of its Subsidiaries that are likely to have a Material Adverse Effect on the businesses or financial condition of Company and the Subsidiaries (taken as a whole).

     11.5 Use of Proceeds.  Neither the making of any Advance hereunder, nor the
          ---------------
use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     11.6 Governmental Approvals, etc.  No order, consent, approval, license,
          ---------------------------
authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof, is required to authorize or is required in connection with:

          (a) the execution, delivery and performance of any Document by Company or any Restricted Subsidiary or the transactions contemplated therein; or

          (b) the legality, validity, binding effect or enforceability of any Document with respect to Company or any Restricted Subsidiary.

     11.7 Investment Company Act.  Neither the Company nor any Subsidiary is, or
          ----------------------
will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     11.8 Public Utility Holding Company Act.  Neither Company nor any
          ----------------------------------
Subsidiary is, or will be after giving effect to the transactions contemplated hereby, a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     11.9 True and Complete Disclosure.  All factual information (taken as a
          ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of Company or any Permitted Borrower in writing to any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact known to Company or any Permitted Borrower which affects the business, operations, property, assets, nature of assets, liabilities or condition (financial or otherwise) of Company or its Subsidiaries, which could have a Material Adverse Effect and which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Banks for use in connection with the transactions contemplated hereby.

     11.10  Financial Statements.  The Company has heretofore delivered to the
            --------------------
Banks the Consolidated balance sheet of Company and Consolidated statements of operations, stockholders' equity and cash flow for the fiscal year ended December 31, 1996. All the financial statements referred to in the preceding sentence were prepared in accordance with GAAP, and fairly present in all material respects the consolidated financial position of the Company and the results of its operations and cash flows for the periods covered thereby.

     11.11  Security Interests.  There exist no Liens on the property or assets
            ------------------
of Company or the Restricted Subsidiaries, except to the extent specifically permitted under Section 13.2 hereof.

     11.12  Tax Returns and Payments.  Company and the Subsidiaries have each
            ------------------------
filed all tax returns required to be filed by them and have paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established to the extent required by GAAP.

     11.13  ERISA.
            -----

          (a) Each of the Company, the Subsidiaries and the ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans other than those the noncompliance with which would not have a Material Adverse Effect.

          (b) No termination event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to the Company, the Subsidiaries or any ERISA Affiliate which would reasonably be expected to have a Material Adverse Effect.

          (c) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than One Million Dollars ($1,000,000).

          (d) As of the Closing Date, neither the Company, the Subsidiaries nor any ERISA Affiliate has any obligation to contribute to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. Neither the Company, the Subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code which would reasonably be expected to have a Material Adverse Effect.

          (e) Neither the Company, the Subsidiaries nor any ERISA Affiliate has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan which would reasonably be expected to have a Material Adverse Effect.

          (f) Neither the Company, the Subsidiaries nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

          (g) The execution, performance and delivery of the Documents by Company and the Subsidiaries will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

     11.14  Subsidiaries.  The Company's only Subsidiaries as of the Closing
            ------------
Date are ABT, ABT Canada, KenTech and ABT Export, and all of the outstanding capital stock of ABT, ABT

Canada, KenTech and ABT Export is validly issued, fully paid and nonassessable and owned beneficially and of record (either directly or indirectly through a wholly-owned Subsidiary) by Company. There are no preemptive rights on the part of any holder of any class of securities of ABT, ABT Canada, KenTech or ABT Export.

     11.15  Patents, etc.  Company and the Restricted Subsidiaries each have all
            ------------
material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

     11.16  Compliance with Laws, etc.  Except as set forth in Schedule 11.16
            -------------------------
hereto: (i) Company and the Subsidiaries are each in compliance with all laws and regulations, including without limitation those relating to pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, and (ii) each of them will comply with all such laws and regulations which may be imposed in the future in jurisdictions in which any of them may then be doing business; except to the extent (in either case) that such non-compliance would not have a Material Adverse Effect.

     11.17  Properties.  Company and the Restricted Subsidiaries have good and
            ----------
marketable title to and beneficial ownership of all their respective material properties owned by them, as reflected in the balance sheet for Company for the fiscal year ended December 31, 1996 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), and hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate their respective properties in the manner and for the purposes currently operated by such party.

     11.18  Collective Bargaining Agreements.  Set forth on Schedule 11.18
            --------------------------------
hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements between or applicable to Company and each Restricted Subsidiary as of the date hereof and any union, labor organization or other bargaining agent in respect of the employees of Company and its Restricted Subsidiaries on the date indicated in Schedule 11.18 hereto.

     11.19  Indebtedness Outstanding.  Set forth on Schedule 11.19 hereto is a
            ------------------------
list and description of all Indebtedness of Company and each Subsidiary (other than the Loans) that are outstanding immediately as of the Closing Date.

     11.20  Environmental Protection.  Except as set forth on Schedule 11.20
            ------------------------
hereto and except to the extent such failure or circumstance would not have a Material Adverse Effect:

          (a) Company and its Subsidiaries have all permits, licenses and other authorizations which are required with respect to the operation of their businesses under any Environmental Law and each such authorization is in full force and effect.

          (b) Company and its Subsidiaries are in compliance with all terms and conditions of the permits, licenses and authorizations specified in Subsection 11.20(a) above, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to it and its business, assets, operations and properties (including, without limitation, compliance with standards, schedules and timetables therein), including without limitation those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, the Federal Clean Air Act, and the Toxic Substances Control Act.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Company or any Subsidiary, threatened against Company or any Subsidiary under any Environmental Law.

          (d) Neither Company nor any Subsidiary has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state law nor has Company or any Subsidiary received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing materials, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of their respective predecessors in interest has used, generated, stored, tested, handled, transported or disposed of, has been found at any site at which any governmental agency or private party is conducting a remedial investigation or other action pursuant to any Environmental Law.

          (e) To the best knowledge of Company there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by Company or any Subsidiary on, upon, into or from any of the real properties owned or operated by them at any time. To the best knowledge of Company there has been no such releases on, upon, under or into any such real property or in the vicinity of any of such real property that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such real properties.

          (f) To the best knowledge of Company, there is no friable asbestos in, on, or at the respective real properties or any facility or equipment of Company or any Subsidiary.

          (g) To the best knowledge of Company, no real properties owned or operated by the Company or any Subsidiary is: (i) listed or proposed for listing on the National Priorities List under CERCLA; or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

          (h) To the best of Company's knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance by Company or any Subsidiary with any Environmental Law, or which may give rise to any common law or legal liability, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste.

12.  AFFIRMATIVE COVENANTS
     ---------------------

     Company and each Permitted Borrower covenants and agrees that for so long as this Agreement is in effect and until the Commitments are fully terminated, the Letters of Credit have expired or been surrendered, and the Loans together with interest, fees and all other obligations incurred hereunder or under the Documents are paid in full:

     12.1 Reporting Requirements Covenants.  Company will furnish or cause to be
          --------------------------------
furnished to each Bank:

          (a) as soon as available and in any event within ninety (90) days after the close of each fiscal year of Company, the Consolidated balance sheets of Company and the Subsidiaries as at the end of such fiscal year and the related Consolidated statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and a report on such balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Company and the Subsidiaries as a going concern, and shall state that such Consolidated financial statements fairly present the Consolidated financial position of Company and the

               Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP;

          (b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) quarterly accounting periods in each fiscal year of Company, the Consolidated balance sheet of Company and the Subsidiaries as at the end of such quarterly period and the related Consolidated statements of operations, of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustments;

          (c) prior to the commencement of each fiscal year, a Consolidated annual operating plan of Company and the Subsidiaries in reasonable detail for the succeeding fiscal year, and a Consolidated strategic plan for the next succeeding five (5) fiscal years, in each case, in the form customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based;

          (d) at the time of the delivery of the financial statements provided for in Subsections 12.1(a) and (b), a certificate of the chief financial officer, controller, treasurer, chief accounting officer or other authorized officer of Company to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be accompanied by a compliance certificate in a form reasonably acceptable to the Agent setting forth: (i) the calculations required to establish whether Company and the Subsidiaries were in compliance with the covenants in this Agreement as at the end of such fiscal period or year, as the case may be; and (ii) a statement of the outstanding balance of principal and interest owing to Company (as of the date of such financial statements) under the Intercompany Note;

          (e) promptly upon receipt thereof, a copy of each annual "management letter" submitted to Company by its independent accountants in connection with any annual audit made by them of the books of Company or any Subsidiary;

          (f) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company or any Subsidiary to its security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any Subsidiary with any securities exchange or with the Securities Exchange Commission and of all press releases and other statements made available generally by Company or any Subsidiary to the public concerning material developments in the business of Company and its Subsidiaries;

          (g) promptly upon any officer of Company obtaining knowledge of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the nature of such claimed Default or Event of Default, and explaining the action Company has taken or proposes to take with respect thereto; and

          (h) upon substantial completion of the North Carolina Initial Project, but not later than December 31, 1997, a certificate of the chief financial officer, controller, treasurer, chief accounting officer or other authorized officer of Company: (i) certifying that the North Carolina Initial Project is completed and that the cement fiber production line included therein is operational and satisfactorily producing inventory of merchantable quality, and (ii) identifying purchase orders received by Company for such inventory and amounts of such inventory ordered pursuant to such purchase orders, and (iii) identifying, by grade, the inventory produced at the North Carolina Initial Project in the immediately preceeding four (4) week period.

          (i) with reasonable promptness, such other material information and data with respect to Company or any Subsidiary, as from time to time may be reasonably requested by any Bank.

     12.2 Books, Records and Inspections.  Company and the Permitted Borrowers
          ------------------------------
will, and will cause each Subsidiary to, keep true books of records and accounts of all their business transactions in accordance with GAAP or (with respect to activities and transactions in foreign jurisdictions) such other accounting principals as may be required in such foreign jurisdiction. Company and the Permitted Borrowers will, and will cause each Subsidiary to, permit, upon reasonable prior notice by Agent to any authorized officer of Company, officers and designated representatives of the Agent and/or any Banks to visit and inspect properties or assets of Company, the Permitted Borrowers and any other Subsidiary, and to examine the books of account of Company, the Permitted Borrowers and any other Subsidiary, and to discuss the affairs, finances and accounts of Company, the Permitted Borrowers and any other Subsidiary with its and their officers and independent accountants (in the presence of such officers), all at such times and intervals as the Agent may reasonably request.

     12.3 Maintenance of Property; Insurance.
          ----------------------------------

          (a) Company, the Permitted Borrowers and each other Restricted Subsidiary will exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all material properties used in its businesses and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all material licenses, permits and other clearances necessary to use and occupy such properties of Company, the Permitted Borrowers and each other Restricted Subsidiary.

          (b) Company, the Permitted Borrowers and each other Restricted Subsidiary will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties, business and activities against liabilities, loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Company, the Permitted Borrower or each other Restricted Subsidiary, as applicable, will furnish to each Bank, upon reasonable request, information as to the insurance carried.

     12.4 Payment of Taxes.  Company and each Permitted Borrower will pay and
          ----------------
discharge, and will cause each Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Company, any Permitted Borrower or any Subsidiary or cause a failure or forfeiture of title thereto; provided that neither Company, any Permitted Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

     12.5 Corporate Franchises.  Company and each Permitted Borrower will do,
          --------------------
and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Material Adverse Effect.

     12.6 Compliance with Statutes, etc.  Company and each Permitted Borrower
          -----------------------------
will, and will cause each Restricted Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than non-compliance which would not reasonably be expected to have a Material Adverse Effect.

     12.7 ERISA.  Company will furnish to each of the Banks:
          -----

          (a) promptly upon Company knowing or having reason to know of the occurrence of any: (i) Termination Event; or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or
               Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of Company, any Subsidiary or ERISA Affiliates in the aggregate in excess of Five Hundred Thousand Dollars ($500,000), a written notice specifying the nature thereof, what action Company, such Subsidiary or ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto; and

          (b) with reasonable promptness copies of: (i) all notices received by Company, its Subsidiaries or ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph (a); (ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (iii) upon the request of the Agent, the most recent actuarial valuation report for each Title IV Plan; and (iv) all notices received by Company, its Subsidiaries or any ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, the notice of which event is required pursuant to the preceding paragraph (a).

     12.8 Performance of Obligations.  Company and each Permitted Borrower will,
          --------------------------
and will cause each Restricted Subsidiary to, perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument, their respective trade obligations and material contracts by which they are bound or to which they are parties, except where such nonperformance would not have a Material Adverse Effect.

     12.9 End of Fiscal Years; Fiscal Quarters.  Company will have its fiscal
          ------------------------------------
years end on December 31 and fiscal quarters end on or about March 31, June 30, September 30 and December 31.

     12.10  Environmental Events.
            --------------------

          (a) The Company will promptly give notice to the Agent upon becoming aware of any of the following which could reasonably be expected to result in liability under any Environmental law which would have a Material Adverse Effect: (i) of any violation by Company or any Subsidiary of any Environmental Law; (ii) of any inquiry, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board; or (iii) of the discovery of the release of any Hazardous Material at, on, under or from any of the real properties owned or operated by Company or any Subsidiary or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law.

          (b) In the event of the presence of any Hazardous Material on any of the real properties owned or operated by Company or any Subsidiary which is in violation of, or which could reasonably be expected to result in liability under, any Environmental law, in each case which would have a Material Adverse Effect, upon discovery thereof and the determination of its materiality, shall take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Agent informed of their actions and the results.

     12.11  Restricted Subsidiary Documents.  Upon the creation, acquisition or
            -------------------------------
designation of any Restricted Subsidiary which is not a Non-Material Restricted Subsidiary, Company and the Permitted Borrowers will:

          (a) cause such Restricted Subsidiary, to execute and deliver to the Agent on behalf of the Banks a Guaranty; and

          (b) if such Restricted Subsidiary is organized under a jurisdiction outside of the United States, pledge to Agent on behalf of Banks not less than sixty five percent (65%) of the capital stock of such Restricted Subsidiary and all indebtedness then or thereafter owing by such Restricted Subsidiary to Company or any of its Subsidiaries;

together (in each case) with such documents, instruments, certificates and legal opinions as Agent and the Banks, in their sole discretion, shall require regarding the authorization for such execution and delivery and the enforceability and effectiveness of such Documents.

13.  NEGATIVE COVENANTS
     ------------------

     Company and the Permitted Borrowers hereby covenant and agree that so long as this Agreement is in effect and until the Revolving Credit Commitment is fully terminated, and the Loans together with interest, fees and all other obligations incurred hereunder or under the Documents are paid in full:

     13.1 Changes in Business.  Each of them will not, and will not permit any
          -------------------
Subsidiary to, materially alter the character of its primary businesses from, or enter into or acquire businesses primarily different from, the business of the manufacture, distribution and sale of building products and materials.

     13.2 Liens.  Each of them will not, and will not permit any Subsidiary to,
          -----
create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (a)  to Agent on behalf of the Banks;

          (b)  Permitted Encumbrances;

          (c) Liens upon real or personal property acquired (either directly or indirectly as a result of an acquisition pursuant to Section 13.9 hereof) by Company or Restricted Subsidiaries after November 24, 1993; provided that: (i) any such Lien either encumbers such property prior to the acquisition thereof or is created solely for the purpose of securing indebtedness incurred to finance the acquisition thereof; (ii) the principal amount of the indebtedness secured by such Lien does not exceed the fair value of the property at the time such Lien was created; (iii) such Lien does not extend to or cover any other property other than the assets so acquired; and (iv) the incurrence of the indebtedness secured by such Lien is permitted by Section 13.3(b) or (e); and

          (d) Liens upon property and assets of Non-Restricted Subsidiaries to secure indebtedness permitted under Section 13.3(g) hereof, except to the extent such assets constitute obligations of Company or any Restricted Subsidiary to such Non-Restricted Subsidiary.

     13.3 Indebtedness.  Each of them will not, and will not permit any
          ------------
Subsidiary to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  pursuant to this Agreement and the Documents;

          (b)  existing Indebtedness of Company and ABT described on Schedule
               11.19 hereto and any refinancings thereof, provided that any such refinancing shall be on terms which are no less favorable to the Banks than the correlative terms of the existing indebtedness;

          (c)  obligations under Interest Rate Agreements;

          (d) unsecured Indebtedness of Company and Restricted Subsidiaries not exceeding Two Million Dollars ($2,000,000) in the aggregate at any time outstanding;

          (e) obligations of Company and Restricted Subsidiaries with respect to capitalized leases of real and personal property and lease obligations of the type described in Section 13.7 hereof to the extent that the portion of the obligations thereunder which would be included as Indebtedness in accordance with GAAP do not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in aggregate amount at any time outstanding;

          (f) intercompany Indebtedness: (i) of Company or any Restricted Subsidiary owing to Company or a Restricted Subsidiary, provided that, all such indebtedness at any time owing by any Restricted Subsidiary which is organized under the laws of a jurisdiction outside of the United States, shall be evidenced by, and limited to the principal amount of, a note (in form and content similar to the Intercompany Note) pledged to Agent and the Banks; or (ii) of a Non-Restricted Subsidiary to Company or a Restricted Subsidiary to the extent permitted by Section 13.12 hereof;

          (g) Indebtedness and obligations of Non-Restricted Subsidiaries to Persons other than Company or a Restricted Subsidiary to the extent that, after the incurrence thereof, at least one dollar ($1) of additional Indebtedness could be incurred by Company and its Subsidiaries without causing a violation of Section 13.4 hereof as if determination of such covenants were made on the date of the incurrence of such Indebtedness or obligation;

          (h)  Permitted Bond Financing; and

          (i)  Permitted Private Placement Debt.

     13.4 Financial Covenants.  Each of them will not permit, with respect to
          -------------------
both the Company and the Subsidiaries and (by separate determination) the Company and the Restricted Subsidiaries:

          (a) the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, to be less than:

               (i)    from the Closing Date until December 30, 1998, 1.5 to 1;

               (ii) from and including December 31, 1998 until December 30, 1999, 2.1 to 1; and

               (iii) from and including December 31, 1999 and at all times thereafter, 2.5 to 1;

          (b) the Leverage Ratio, as of the last day of any fiscal quarter, to be more than 3.25 to 1.0; or

          (c) to have a Tangible Net Worth, as of the last day of any fiscal quarter, of less than the sum of: (i) Eighty Four Million Seven Hundred Eighty Two Thousand Dollars ($84,782,000), and (ii) fifty percent (50%) of the greater of the Net Income (if positive) of Company and the Subsidiaries or Company and the Restricted Subsidiaries earned (in each case) in each fiscal quarter subsequent to the fiscal quarter ended December 31, 1996.

     13.5 ERISA.  Each of them will not, and will not permit any Subsidiary or
          -----
ERISA Affiliates to:

          (a) engage in any transaction in connection with which any of them could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to
               Section 502(i) of ERISA, which penalties and taxes for all such transactions could reasonably be expected to be in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000);

          (b) permit to exist any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension Plan;

          (c) permit to exist any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity;

          (d) permit the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 35) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) to exceed One Million Dollars ($1,000,000); and

          (e) fail to make any payment to any Multiemployer Plan that any of them may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

     13.6 Merger and Consolidations.  None of them will merge or consolidate
          -------------------------
with any Person, or permit any Restricted Subsidiary to merge or consolidate with any Person unless:

          (a) in each such consolidation or merger: (i) involving Company, Company is the surviving entity; and (ii) involving one or more Restricted Subsidiaries (but not Company), a Restricted Subsidiary is the surviving entity; provided, further, that if a Restricted Subsidiary organized under the laws of a jurisdiction within the United States is a party to such consolidation or merger, such Restricted Subsidiary shall be the survivor thereof; and

          (b) immediately after giving effect thereto, no Default or Event of Default shall exist hereunder, including any Default under
               Section 13.4 hereof as if determinations of such covenants were made as of the date of and after giving effect to such merger or consolidation.

     13.7 Sale and Lease-Backs.  Each of them will not, and will not permit any
          --------------------
Restricted Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an operating lease or a capital lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired; (i) which Company or such Restricted Subsidiary has sold or transferred or is to sell or transfer to any other Person; or (ii) which Company or such Restricted Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred in connection with such lease, if such sale and such lease are part of the same transaction or a series of transactions, except to the extent such liability is permitted under Section 13.3(e) or (h) hereof.

     13.8  Sale or Discount of Receivables.  Each of them will not, and will not
           -------------------------------
permit any Restricted Subsidiary to, sell or discount (other than in connection with trade discounts in the ordinary course of business consistent with past practice), notes or accounts receivables which exceed, in aggregate face value at any time, Five Hundred Thousand Dollars ($500,000).

     13.9 Acquisitions.  Each of them will not acquire or become obligated to
          ------------
acquire, or permit any Subsidiary to acquire or become obligated to acquire, any Person or all or substantially all of the assets of any other Person, in any transaction or series of transactions which, in any twelve (12) month period, involves aggregate purchase prices (including in the determination of such purchase price all indebtedness to be assumed by the acquiring entity and the amount of any indebtedness secured by any Lien on such acquired assets) in excess of Five Million Dollars ($5,000,000) unless, not less than fifteen (15) Business Days before becoming obligated to make such acquisition, Company shall have delivered to Agent and each of the Banks:

          (a) pro forma financial statements for Company and the Subsidiaries and for Company and the Restricted Subsidiaries, for each year during which Loans may be Advanced under this Agreement, and each prepared on a Consolidated basis giving effect to such contemplated acquisition;

          (b) a certificate of the chief financial officer, controller, chief accounting officer or other authorized officer of Company to the effect that, as of the date thereof, and after giving effect to the contemplated acquisition, no Default or Event of Default does or shall exist, accompanied by a compliance certificate in form similar to that required under Section 12.1(d) hereof setting forth calculations required to establish whether any Default or Event of Default will exist under Section 13.4 hereof, as if determinations of such covenants were to be made as of the date of and after giving effect to such acquisition; and

          (c) such documents, instruments, agreements, appraisals and analysis related to the assets to which the contemplated acquisition relates, or the assets and liabilities of the Person to which such contemplated acquisition relates, as Agent and the Banks may reasonably request to enable Agent and the Banks to independently analyze and confirm the information contained and presented pursuant to subsections (a) and (b) above.

     13.10  Indemnification Agreement.  Company will not release, forgive or
            -------------------------
waive (either in whole or part) the indemnification obligations of Abitibi-Price Corporation under the Purchase Agreement with respect to the "Excluded Liabilities" as defined in the Purchase Agreement and the escrow agreement related thereto except with respect to Excluded Liabilities which Company has obtained adequate insurance.

     13.11  Contingent Obligations.  Each of them will not, and will not permit
            ----------------------
any Restricted Subsidiary to, directly or indirectly, create or become liable with respect to any obligation of another Person except:

          (a) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (b) guaranties, assurances or assumptions of liabilities entered by Company or a Restricted Subsidiary in support of indebtedness or obligations of Company or a Restricted Subsidiary to the extent
               (i) such indebtedness is permitted under Section 13.3(a) through
               (f) hereof or (ii) such obligations are not obligations for borrowed money and are existing obligations of a Restricted Subsidiary acquired in accordance with the procedures set forth in Section 13.9 hereof;

          (c) guaranties, assurances or assumptions of liabilities by Company or a

               Restricted Subsidiary in support of indebtedness or obligations of a Non-Restricted Subsidiary to the extent permitted pursuant to Section 13.12 hereof; and

          (d) other contingent obligations the liability under which does not exceed Five Million Dollars ($5,000,000) in aggregate amount outstanding at any time.

     13.12  Non-Restricted Amount.  Each of them will not, and will not permit
            ---------------------
any Restricted Subsidiary to:

          (a) make investments (other than in Cash Equivalents) in any Person other than a Restricted Subsidiary, or make any loan or advance to any Person other than a Restricted Subsidiary and other than loans and advances to vendors and employees in the ordinary course of business, or guaranty or assume obligations of a Person other than a Restricted Subsidiary to the extent that the aggregate amount of all such investments, loans and advances and the amount of all indebtedness or obligations so assumed and/or guarantied would exceed, as of the date of such investment, loan or advance, assumption or guaranty the Non-Restricted Amount; or

          (b) declare or pay any dividends or distributions on or for purchases, redemptions or other acquisitions or retirements of capital stock to the extent that, after giving effect to such declaration or payment, their investments, loans and advances, assumptions of obligations and guaranties of indebtedness, of the types described in subsection (a) above would exceed the Non-Restricted Amount as calculated after giving effect to such declaration or payment.

     13.13  Changes to Permitted Bond Financing and Permitted Private Placement
            -------------------------------------------------------------------
Debt.
----

          In the event of the incurrence of the Permitted Bond Financing and/or Permitted Private Placement Debt, Company shall not, without the consent of Agent and the Majority Banks:

          (a) amend, modify or change any of the terms or provisions of the documents or instruments governing or evidencing such Permitted Bond Financing or Permitted Private Placement Debt in a manner which adversely affects the interests of Agent or the Banks or which would result in negative or financial covenants applicable to the Permitted Bond Financing or Permitted Private Placement Debt being more restrictive than the covenants set forth in this Agreement, or

          (b) prepay, purchase, redeem or retire Permitted Private Placement Debt, other than by payment of scheduled installments thereon required pursuant to the terms of the indenture or agreement governing such Permitted

               Private Placement Debt.

     13.14  Use of Loan Proceeds.  Each of them will not use, or permit the use
            --------------------
of, the proceeds of Loans for purposes other than those permitted under this Agreement and will not use or permit the use of any such Loan proceeds in violation of Regulation U or G of the Federal Reserve Board as now or hereafter in effect, or for any other purpose which violates provisions of regulations of the Federal Reserve Board.

14.  DEFAULTS
     --------

     14.1   Events of Default.  Any of the following events is an "Event of
            -----------------
Default":

          (a) non-payment, when due, of the principal under any of the Notes, or of any Letter of Credit Obligation to be paid hereunder or under any Letter of Credit Agreement in accordance with the terms hereof and thereof;

          (b) default in the payment of interest under this Agreement or any of the Notes or of any Fees or of any amount due and payable by Company or any Permitted Borrower under this Agreement or any other Document, other than as set forth in subsection (a) above, and continuation of such default for three (3) Business Days after the date the same became due and payable;

          (c) default is made in the due observance or performance of any terms, covenant or agreement contained in Sections 12.1(a),
               (b),(d), and (g) (and continuation of such a default under any such Section for five (5) Business Days) or contained in Section
               12.9 or Sections 13.1 through 13.14 of this Agreement;

          (d) default is made in the due observance or performance of any other term, covenant or agreement contained in this Agreement or any other Document and such default continues unremedied for a period of thirty (30) days after written notice of such default to Company by Agent, or the repudiation or purported revocation by Company or any Subsidiary of any of their respective covenants or obligations under any Document to which they are party;

          (e) any representation or warranty made by Company, any Permitted Borrower herein, or by Company, any Permitted Borrower or any Subsidiary in any instrument submitted pursuant hereto or by any other party to the Documents, proves to have been untrue in any material respect when made or deemed made;

          (f) default in the payment of obligations with respect to Permitted Bond Financing or Permitted Private Placement Debt or of any other obligation of Company or any Subsidiary for borrowed money having a principal amount in excess of Five Million Dollars ($5,000,000) in aggregate, or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to Permitted Bond Financing or Permitted Private Placement Debt or such other indebtedness and such default shall be continued for a period sufficient to permit acceleration of the indebtedness prior to its expressed maturity;

          (g) the rendering of any judgments for the payment of money in excess of One Million Dollars ($1,000,000) in the case of any one judgment or the sum of Five Million Dollars ($5,000,000) in the aggregate against Company or its Subsidiaries, and such judgments shall remain unpaid, unvacated, or unstayed by appeal or otherwise on or before three (3) Business Days prior to the earliest date on which proceedings for the enforcement thereof may be instituted under the applicable rules or statutes of the jurisdiction in which said judgments are rendered;

          (h) the occurrence of any "reportable event", as defined in ERISA, which is determined by the Pension Benefit Guaranty Corporation in a written notice to Company or any Subsidiary or ERISA Affiliate to constitute grounds for termination of any Pension Plan maintained by or on behalf of such Person for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within thirty (30) days after notice thereof has been given to the plan administrator or such Person; or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee to administer such Pension Plan; or the appointment of a trustee by the appropriate United States District Court to administer any such Pension Plan or Company or any Subsidiary or any ERISA Affiliate shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Pension Plan or to any Multiemployer Plan under Section 4021 et seq. of ERISA which, in the case of any of the foregoing, could reasonably be expected to result in a Material Adverse Effect;

          (i) if a creditors' committee shall have been appointed for the business of Company or any Subsidiary, or if any of them shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business; or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have a creditor's petition or other petition filed against it and such petition is not dismissed within thirty (30) days of such filing; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets or if an order shall be entered approving any petition for reorganization of Company or any Subsidiary;

          (j) if the Person holding the majority of the capital stock of Company as of the date hereof, together with Persons controlled by or under common control with such Person ("Current Management") shall by reason of any sale of capital stock, cease to own at least the largest block of the issued and outstanding shares of capital stock of Company and of the shareholder votes entitled to vote for the elections of Company's board of directors.

     14.2 Exercise of Remedies.  If an Event of Default has occurred and is
          --------------------
continuing hereunder:

          (a) Banks' commitment to make Advances (other than the irrevocable obligation to make Advances pursuant to Section 3.7 hereof), and the commitment to issue Letters of Credit hereunder, shall immediately and automatically terminate;

          (b) the Agent may with the consent of the Majority Banks, (i) declare the entire unpaid balance of the Loans and other indebtedness hereunder, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and each Permitted Borrower and/or
               (ii) require the payment by Company and the Permitted Borrowers, into a restricted demand deposit account with Agent, of an amount equal to the undrawn face amount of any outstanding Letters of Credit;

          (c) immediately and automatically upon the occurrence of any Event of Default specified in Subsection 14.1(i) above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal of the Loans and other indebtedness hereunder, including the Notes, shall become automatically due and payable (subject only to Banks' irrevocable obligation to make Advances required pursuant to
               Section 3.7 hereof) and Company and the Permitted Borrowers shall immediately and automatically be required to pay an amount equal to the undrawn face amount of any outstanding Letters of Credit into a restricted demand deposit account with Agent;

          (d) upon direction of the Majority Banks, Agent may, on behalf of all of the Banks, exercise any remedy permitted by this Agreement, the Documents or law.

     14.3 Waiver of Defaults.  No Event of Default shall be waived by the Banks
          ------------------
except in a writing made in accordance with Section 16.8 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Agent's rights or of Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or future Event of Default. No forbearance on the part of the Agent in enforcing Agent's or any of Banks' rights shall constitute a waiver of any of their respective rights. Company and the Permitted Borrowers expressly agree that this Section may not be waived or modified by Banks or Agent by course of performance, estoppel or otherwise.

15.  AGENT
     -----

     15.1 Appointment of Agent and Co-Agents.  Each Bank, each Issuing Bank,
          ----------------------------------
each holder of each Note and each assignee of an interest in Letter of Credit Agreements and Letter of Credit Obligations appoints and authorizes Agent and the Co-Agents to act on behalf of such Bank or holder under the Documents and to exercise the respective powers hereunder and thereunder as are specifically delegated to or required of them by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including, in the case of Agent, the power to execute financing or similar statements or notices and other documents. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent (to the extent Agent is not reimbursed by Company and except to the extent arising or incurred as a consequence of Agent's gross negligence or willful misconduct), for all reasonable out-of-pocket expenses (including house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any Permitted Borrower under this Agreement or the Documents or any other instrument executed pursuant hereto, pro rata according to such Bank's Percentage thereof. Neither Agent or either Co-Agent shall be required to take any action under the Documents, or to prosecute or defend any suit in respect of the Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished pursuant hereto shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     15.2  Deposit Account with Agent.  Company and each Permitted Borrower
           --------------------------
hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest or other payment due under this Agreement, the Notes, or any Letter of Credit Agreement or other Document when the same becomes due and payable under the terms of this Agreement, the Notes, any Letter of Credit Agreement or other Documents.

     15.3  Exculpatory Provisions.  Agent agrees to exercise its rights and
           ----------------------
powers, and to perform its duties as Agent hereunder and under the Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 15.3 (and no implied covenants or other obligations shall be read into this Agreement against the Agent). Neither Agent or either Co-Agent shall be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Company, any Permitted Borrower or any Subsidiaries of their respective obligations hereunder or thereunder, and each of them shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which is believes to be genuine and to have been presented by a proper person.

     15.4 Successor Agents.  Agent or any Co-Agent may resign as such at any
          ----------------
time upon at least thirty (30) days prior notice to Company and all Banks. If Agent or any Co-Agent at any time shall resign, Majority Banks may appoint a successor Agent or Co-Agent which shall thereupon become Agent or Co-Agent (as applicable) hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request.

     15.5 Right of Agent and Co-Agent as Banks.  Agent and each Co-Agent, in its
          ------------------------------------
capacity as a Bank, shall have the same rights and powers with respect to the credit extended by it, and the Notes held by it, and with respect to participation interests in Letters of Credit issued and Letter of Credit Agreements entered pursuant hereto, as any Bank, and the term "Bank" and, when appropriate, "holder" shall include Agent and each Co-Agent in their respective individual capacities.

     15.6 Credit Decisions.  Each Bank acknowledges that it has and shall,
          ----------------
independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent, each Co-Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

     15.7 Notices by Agent.  Agent shall give prompt notice to each Bank of each
          ----------------
notice or request required or permitted to be given to Agent by Company or any Permitted Borrower pursuant to the terms of this Agreement and of any litigation commenced by or against Agent with respect to this Agreement.

     15.8 Agent's Fees.  The Company shall pay to Agent the Agent's Fees at the
          ------------
times and in the amount set forth (or to be set forth from time to time) in a letter agreement between Agent and Company. The Agent's Fees described in this Section are not refundable under any circumstances.

     15.9 Nature of Agency.  The appointment of Agent as agent is for the
          ----------------
convenience of Banks, the Company and the Permitted Borrowers in making Loans, administering Letters of Credit, collecting fees and principal and interest on the Loans and dealing with Company and the Subsidiaries. Except as set forth in
Article 3 hereof, no Bank is purchasing Loans from Agent and this Agreement is not intended to be a purchase or participation agreement.

     15.10  Actions; Confirmation of Agent's Authority to Act in Event of
            -------------------------------------------------------------
Default.  Subject to Sections 14.2(b) and (d) and 15.11 hereof, Agent is hereby
-------
expressly authorized to act in all litigation and in all other respects as the representative of Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or any of the Documents. In conducting such litigation hereunder on behalf of Banks, Agent shall at all times be indemnified by Banks as provided in Section 15.1 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or Banks with respect to this Agreement the Documents or any matter referred to herein or therein.

     15.11  Authority of Agent to Enforce Notes And This Agreement.  Each Bank,
            ------------------------------------------------------
subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes, this Agreement and the Documents (or any of them) and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any Permitted Borrower or any Subsidiaries or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Documents (or any of them).

     15.12  Co-Agents.  The Co-Agents, in such capacity, shall have no duties or
            ---------
responsibilities, and shall incur no liabilities under, this Agreement or the other Documents.

16.  MISCELLANEOUS
     -------------

     16.1   Law of Michigan; Submission to Jurisdiction.  This Agreement, the
            -------------------------------------------
Notes and Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Any legal action or proceeding with respect to this Agreement or any other Document may be brought in the courts of the State of Michigan or of the United States District Court for the Eastern District of Michigan, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Company and each Permitted Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address for notices pursuant to Section 16.3 hereof, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the rights of the Agent or any Bank to serve process in any other manner permitted by law.

     Company and each Permitted Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any proceedings arising out of or in connection with this Agreement or any Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     16.2   Agent's Costs and Expenses.  Company shall pay all reasonable costs
            --------------------------
and expenses, including, by way of description and not limitation, outside attorney fees and out-of-pocket expenses and lien and title search fees incurred by Agent in connection with the commitment, consummation, and closing of the loans contemplated hereby and in the exercise and enforcement of its rights and prerogatives hereunder and under the Documents. All costs, including attorney fees, incurred by Agent in revising, protecting, exercising or enforcing any of its rights hereunder and under the Documents, or otherwise incurred by Agent in connection with an Event of Default or incurred by Agent or any of the Banks in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company hereunder or under the Documents, shall also be paid by Company.

     16.3   Notices.  Except as otherwise provided herein, all notices hereunder
            -------
shall be sufficient if made in writing and delivered to the mailing and delivery address of the respective parties indicated on the signature pages to this Agreement, or transmitted to the facsimile or telex numbers set forth on their respective signature pages to this Agreement. All such notices shall be deemed received (i) two (2) Business Days after deposit thereof in the mails, if given by mail, (ii) one (1) Business Day after deposit with express courier service, or (iii) if by facsimile or telex transmission, the Business Day of transmission if transmitted during customary business hours of the addressee and, if not transmitted during such business hours, the following Business Day, provided, however, that notices to the Agent shall not be effective until actual receipt thereof.

     16.4   Further Action.  Company and the Permitted Borrowers, from time to
            --------------
time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement and the Documents, and to provide for Loans under and payment of the Notes and Letter of Credit Obligations, according to the intent and purpose herein and therein expressed.

     16.5   Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
shall inure to the benefit of Company, the Permitted Borrowers and Banks and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Company or any Permitted Borrower of its rights or duties hereunder. Any Bank may sell, assign, grant participations in, or otherwise transfer to any other Person all or part of the interests of such Bank under this Agreement and the Notes and the Documents (including its participation interests in Letters of Credit), and Loans made and to be made by such Bank, subject to the following terms and conditions:

          (a)  Assignments.  Each Bank, with the written consent of the Agent
               -----------
               (which consent shall not be unreasonably withheld) may assign all or any portion of its Loans, Notes and other interests and obligations under this Agreement and the Documents pursuant to an Assignment Agreement to another Bank or (with the consent of Company, which consent shall not unreasonably be withheld, it being acknowledged however that, with respect to any assignment which would have the effect of increasing the obligations of Company or the Permitted Borrowers under Section 8.5 or Section
               9.5 hereof, such consent may be so withheld) to other commercial banks or financial institutions, provided that (i) the aggregate amount of the Commitments and (if then applicable) the Term Loans so assigned, and the portion thereof retained by such assigning Bank (if any), shall in each case be not less than Ten Million Dollars ($10,000,000) or, if less, the entire remaining portion of such assigning Bank's Commitments and Term Loans, and (ii) interests in the Line of Credit Commitment and Revolving Credit Commitment shall be assigned in amounts necessary to give the assignee the same Percentage in each Commitment. Any such assignment will become effective five (5) Business Days after the Agent's receipt of a copy of the Assignment Agreement executed by the assigning Bank and the assignee Bank, payment to Agent of a processing and recordation fee in the amount of Three Thousand Five Hundred Dollars ($3,500) for Agent's sole account, and delivery to Agent (in escrow, pending issuance of Notes pursuant to the following sentence) of the assigning Bank's then effective Note. On or before such effective date (x) Agent shall provide Company with written notice of such assignment, (y) Company and the Permitted Borrowers shall execute and deliver to Agent new Notes made payable to the assignee and assignor, and (z) Agent shall prepare and deliver to Company and the Banks a new Schedule
               1.91 to this Agreement (which new Schedule 1.91 shall automatically and without further action or consent be deemed to amend and restate the prior Schedule 1.91) setting forth the Percentages in effect as a result of such assignment, whereupon the assignee will become a "Bank" for all purposes of this Agreement and the other Documents, to the extent of such assignment.

          (b)  Participations.  Each Bank may transfer or grant participating
               --------------
               interests in its Loans, Notes and other interests and obligations hereunder to any Person ("Participants") provided that, as between such transferring Bank and its Participant, such Bank shall retain all of its power, authority and discretion to grant or participate in the granting of any waiver, consent or other approval hereunder and to participate in the approval of any amendment to this Agreement, such Bank's Notes, the Documents or any other instrument or agreement delivered hereunder or in connection herewith, except that such Bank may agree with any Participant that during the existence of the Participant's interest, such Bank will not, without consent of such Participant, agree to any amendment, modification, waiver, release or consent which pursuant to the terms hereof, requires the consent of all Banks. All amounts payable by Company and the Permitted Borrowers hereunder shall be determined as if the Bank had not sold such participation.

     16.6 Indulgence.  No delay or failure of Agent and Banks in exercising any
          ----------
right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and Banks would otherwise have.

     16.7 Counterparts.  This Agreement may be executed in several counterparts,
          ------------
and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

     16.8 Entire Agreement; Amendments; Waivers; Consents.  This Agreement, the
          -----------------------------------------------
Notes, the Letter of Credit Agreements and Letters of Credit, the Documents, and any agreements certificates, or other documents given pursuant to the foregoing, contain and will contain the entire agreement of the parties hereto, and none of the parties shall be bound by anything not expressed in writing, except that Company and the Permitted Borrowers shall be bound by telephonic requests for Loans made hereunder. No amendment or waiver of any provision of this Agreement or any Document, nor consent to any departure by Company or any Permitted Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

          (a)  unless in writing and signed by all Banks;

               (i) subject Banks to any additional obligations, increase the aggregate amount of principal indebtedness which may be incurred under the Notes and in connection with Letters of Credit, or (except as specifically set forth in Sections 2.6, 9.7 and 16.5(a) hereof) change the Percentages;

               (ii) release any Guaranty, the Pledge or any collateral for any of Company's obligations and indebtedness to Agent and the Bank;

               (iii) change the definition of Majority Banks or take any action which requires the consent of all Banks pursuant to the terms of this Agreement or any Documents; or

               (iv)   change this Section 16.8 or the definition of "Alternative

                      Currency" or "Permitted Borrower";

          (b) unless in writing and signed by all of the Banks holding Revolving Credit Loans and Percentage interests in the Revolving Credit Commitment:

               (i) postpone the Revolving Credit Maturity Date (except in accordance with Section 2.10 hereof) or any other date fixed for any payment of principal of, or interest on, any Revolving Credit Loans, Letter of Credit Obligation, Swing Loans or any Revolving Credit Facility Fees;

               (ii) reduce the principal of, or interest on, any Revolving Credit Note, Swing Loans or any Letter of Credit Obligations or any Revolving Credit Facility Fees or other amounts payable thereon;

          (c) unless in writing and signed by each Bank having an interest in any Bid Loan:

               (i) postpone the due date fixed for any payment of principal of, or interest on such Bid Loan, or

               (ii) reduce the principal of or interest on the Bid Notes evidencing such Bid Loan;

          (d) unless in writing signed by each Bank having an interest in the Term Loan:

               (i) postpone the due date for any payment of principal of, or interest on such Term Loan, or

               (ii) reduce the principal of any Term Note or any installment thereon or the interest on such Term Note;

          (e) unless in writing signed by each Bank holding Line of Credit Loans or Percentage interests in the Line of Credit Commitment:

               (i) postpone the Line of Credit Maturity Date (except in accordance with Section 5.8 hereof) or any other date fixed for payment of principal of or interest on any Line of Credit Loans or Line of Credit Facility Fees payable thereon;

               (ii) reduce the principal of, or interest on, any Line of Credit Note or any Line of Credit Facility Fees or other amounts payable thereon;

          (f)  unless in writing and signed by the Agent:

               (i)    affect the rights of Agent,

               (ii) postpone the due date for payment of, or interest on Swing Loans or of Agents Fees, or

               (iii) reduce the principal of or interest on Swing Loans or the amounts of Agent's Fees; and

          (g)  unless in writing and signed by the affected Issuing Bank:

               (i) increase or affect the obligations of such Issuing Bank with respect to Letters of Credit issued or to be issued by it, or

               (ii) postpone the due date for payment of, or reduce the amount of, fees and charges related payable with respect to its Letters of Credit pursuant to Section 3.5 hereof.

     16.9   Confidentiality.  Each Bank agrees that all documentation and other
            ---------------
information made available by Company to such Bank under the terms of this Agreement shall (except to the extent required or requested by regulatory authority or legal or governmental process or otherwise by governmental authority or law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of such Bank, or was theretofore known or hereafter becomes known to such Bank independent of any disclosure thereto by Company) be held in the strictest confidence by such Bank and used solely in administration and enforcement of Loans from time to time outstanding from such Bank to Company or a Permitted Borrower and in the prosecution or defense of legal proceedings arising in connection herewith; provided that: (i) such Bank may disclose such documentation and information to the Agent and/or to any other Bank which is a party to this Agreement; and (ii) such Bank may disclose such documentation and other information to any other bank or other Person to which such Bank sells or proposes to sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees for the benefit of Company to comply with the provisions of this Section 16.9.

     16.10  Interest.  It is the intention of the parties hereto that each Bank
            --------
and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Documents payable to such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under the Notes payable to such Bank, this Agreement, the Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Documents shall under no circumstances exceed the Highest Lawful Rate and any excess shall be credited automatically, if theretofore paid, on the principal amount of Loans owed to such Bank or, if Loans from such

Bank is outstanding, shall be refunded to Company (if paid by Company) or to the relevant Permitted Borrower (if paid by a Permitted Borrower) by such Bank; and
(ii) in the event that the maturity of any such Note or other Indebtedness hereunder is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the Highest Lawful Rate and excess interest, if any, to such Bank shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the Indebtedness owed to such Bank by the Company (if paid by Company) or to the relevant Permitted Borrower (if paid by a Permitted Borrower) or, if no Indebtedness to such Bank is then outstanding, shall be refunded by such Bank to the Company or such Permitted Borrower.

     16.11  Jury Waiver.  Each of the parties to this agreement hereby
            -----------
irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Documents or the transactions contemplated hereby or thereby.

     16.12  Effective Upon Execution.  This Agreement shall become effective
            ------------------------
upon the later of the execution hereof by Banks, Agent, Company and the Permitted Borrowers and the Closing Date, and shall remain effective until all Loans and obligations hereunder have been repaid and discharged in full and no commitment to fund any Loan hereunder remains outstanding.

     WITNESS the due execution hereof as of the day and year first above written.


ABT BUILDING PRODUCTS                       COMERICA BANK,
 CORPORATION                                as Agent


By:_______________________________          By:______________________________
   Dale H. VonBehren                           David L. Morrison
   Its: Vice President Finance -               Its: Vice President
        Treasurer

One Neenah Center, Suite 600                500 Woodward Avenue
Neenah, WI  54956-3070                      Detroit, Michigan  48226
Telephone: (414) 751-4984                   Telephone: (313) 222-3606
Facsimile: (414) 751-0370                   Facsimile: (313) 222-9516

                                    PERMITTED BORROWERS:

                                    ABT CANADA, LTD.


                                    By:__________________________________
                                         Dale H. VonBehren
                                    Its: Assistant Secretary

                                    One Neenah Center, Suite 600
                                    Neenah, Wisconsin  54956-3070
                                    Telephone: (414) 751-4982
                                    Facsimile: (414) 751-0370

                                    ABTco, INC.


                                    By:__________________________________
                                         Dale H. VonBehren
                                    Its: Vice President Finance - Treasurer

                                    One Neenah Center, Suite 600
                                    Neenah, Wisconsin  54956-3070
                                    Telephone: (414) 751-4982
                                    Facsimile: (414) 751-0370

                                    KENTECH PLASTICS, INC.


                                    By:__________________________________
                                         Dale H. VonBehren
                                    Its: Vice President and Secretary

                                    One Neenah Center, Suite 600
                                    Neenah, Wisconsin  54956-3070
                                    Telephone: (414) 751-4982
                                    Facsimile: (414) 751-0370

                                    COMERICA BANK



                                    By:_______________________________
                                         David L. Morrison
                                    Its: Vice President

                                    500 Woodward Avenue
                                    Detroit, Michigan  48226
                                    Telephone:  (313) 222-3808
                                    Facsimile:  (313) 222-9516

                                    FIRST UNION NATIONAL BANK
                                     OF NORTH CAROLINA,
                                    as Documentation Agent and Bank
                                       -------------------



                                    By:_______________________________

                                    Its:_______________________________

                                    One First Union Center
                                    TW-19
                                    Charlotte, North Carolina  28288
                                    Telephone:  (204) 374-4795
                                    Facsimile:  (204) 374-2802

                                    HARRIS TRUST AND SAVINGS BANK
                                    as Syndication Agent and Bank
                                       -----------------



                                    By:_______________________________

                                    Its:_______________________________

                                    111 West Monroe
                                    P.O. Box 755
                                    Chicago, Illinois  60690
                                    Telephone:  (312) 461-7788
                                    Facsimile:  (312) 461-2591
                                    ABA No. 071-000288

                                    CREDITANSTALT-BANKVEREIN



                                    By:_______________________________

                                    Its:_______________________________

                                    -and-



                                    By:_______________________________

                                    Its:_______________________________

                                    245 Park Avenue
                                    New York, New York  10167
                                    Telephone:  (212) 856-1216
                                    Facsimile:  (212) 856-1234

                                    NATIONAL CITY BANK



                                    By:__________________________________

                                    Its:_________________________________

                                    National City Center
                                    P.O. Box 5756
                                    Cleveland, Ohio 44101-0756
                                    Telephone: (810) 644-0502
                                    Facsimile: (810) 644-0432

                                    BANK ONE, DAYTON, N.A.



                                    By:___________________________________

                                    Its:__________________________________

                                    Kettering Tower
                                    P.O. Box 1003
                                    Dayton, Ohio  45401-1103
                                    Telephone: (513) 449-8721
                                    Facsimile: (513) 449-4885

                                    FIRSTAR BANK MILWAUKEE, N.A.



                                    By:__________________________________
                                         Caroline V. Krider
                                    Its: Vice President

                                    777 East Wisconsin Avenue
                                    Milwaukee, WI 53201
                                    Telephone: (414) 765-5971
                                    Facsimile: (414) 765-4632

                                    LASALLE NATIONAL BANK



                                    By:___________________________________

                                    Its:__________________________________

                                    135 South LaSalle Street
                                    Chicago, Illinois 60603-3499
                                    Telephone: (312) 904-6742
                                    Facsimile: (312) 904-6242

                                    UNITED STATES NATIONAL BANK
                                     OF OREGON


                                    By:___________________________________

                                    Its:__________________________________

                                    555 S.W. Oak Street, Suite 400
                                    Portland, Oregon 97204
                                    Telephone: (503) 275-6381
                                    Facsimile: (503) 275-4267

                                    FIRST BANK NATIONAL ASSOCIATION



                                    By:__________________________________

                                    Its:__________________________________

                                    601 Second Avenue South, MPFP0601
                                    Minneapolis, MN  55402-4302
                                    Telephone: (612) 973-0690
                                    Facsimile: (612) 973-0821

                                 SCHEDULE 1.79

                                    MARGINS
                                    -------

==============================================================================================================
                      Less than   Greater than or    Greater than or     Greater than or     Greater than or
Leverage Ratio         1.5:1.0    Equal to 1.5:1.0   Equal to 2.0:1.0    Equal to 2.60:1.0   Equal to 3.0:1.0
                                          But               But                  But
                                  Less than 2.0:1.0  Less than 2.60:1.0  Less than 3.0:1.0
==============================================================================================================
Margin for                10.00         15.00               17.50               20.00               25.00
Revolving Credit
Facility Fees
--------------------------------------------------------------------------------------------------------------
Margin for                28.50         40.00               50.00               62.50               75.00
Revolving Credit
Eurocurrency-
based Advances
--------------------------------------------------------------------------------------------------------------
Margin for                28.50         40.00               50.00               62.50               75.00
Letters of Credit
--------------------------------------------------------------------------------------------------------------
Margin for Line            9.00         11.00               12.50               15.00               20.00
of Credit Facility
Fees
--------------------------------------------------------------------------------------------------------------
Margin for Line           29.50         44.00               55.00               67.50               80.00
of Credit
Eurocurrency-
based Advances
==============================================================================================================

                                 SCHEDULE 1.91
                                 -------------

                                  PERCENTAGES

                                                     PERCENTAGE

                                        Revolving   Line of Credit   Term
                                          Credit       Credit        Loan
                                          ------       ------        ----
COMERICA BANK                              15.125%     15.125%       34%

FIRST UNION NATIONAL BANK OF
 NORTH CAROLINA                            11.625%     11.625%       22%

HARRIS TRUST AND SAVINGS BANK              11.625%     11.625%       22%

CREDITANSTALT-BANKVEREIN                   11.625%     11.625%       22%

NATIONAL CITY BANK                             10%         10%        0%

BANK ONE, DAYTON, N.A.                         10%         10%        0%

FIRSTAR BANK OF MILWAUKEE, N.A.               7.5%        7.5%        0%

LASALLE NATIONAL BANK                         7.5%        7.5%        0%

UNITED STATES BANK OF OREGON                  7.5%        7.5%        0%

FIRST BANK NATIONAL ASSOCIATION               7.5%        7.5%        0%

  TOTAL                                       100%        100%      100%

                                 SCHEDULE 1.94

                         PERMITTED BOND FINANCING TERMS
                         ------------------------------

                                 SCHEDULE 1.96

                          PERMITTED BORROWER MAXIMUMS
                          ---------------------------

                 ABT                              $175,000,000

                 KenTech                          $ 20,000,000

                 ABT Canada                       $ 60,000,000

                                 SCHEDULE 11.4

                                  LITIGATION
                                  ----------

                                SCHEDULE 11.16

                             COMPLIANCE WITH LAWS
                             --------------------

                                SCHEDULE 11.18

                       COLLECTIVE BARGAINING AGREEMENTS
                       --------------------------------

                                SCHEDULE 11.19

                             EXISTING INDEBTEDNESS
                             ---------------------

                                SCHEDULE 11.20

                           ENVIRONMENTAL DISCLOSURE
                           ------------------------

                                     -108-